UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SINCLAIR BROADCAST GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 22, 2022

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Sinclair Broadcast Group, Inc. The annual meeting on June 9, 2022 will be held at Sinclair’s corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030 at 10:00 a.m. local time.

However, at the date of this mailing, the novel coronavirus (COVID-19) continues to be a health concern and your Board of Directors and management continue to remain diligent in protecting the health and safety of our stockholders, employees, and community.

As such, to minimize the risk to all, we are strongly encouraging all stockholders to access the annual meeting via the live teleconference or webcast, rather than attend the meeting in person. Instructions for accessing the teleconference and webcast are provided below. As always, we encourage you to vote your shares prior to the annual meeting.

Please note that stockholders will not be able to vote or revoke a proxy through the teleconference or webcast, nor participate actively. Therefore, to ensure that your vote is counted at the annual meeting, we strongly encourage you to vote your shares using one of the methods indicated in the enclosed proxy materials, or through your broker, bank or other nominee’s voting instruction form. Stockholders of record may still attend the meeting and revoke their proxy at any time before it is voted; however, as stated above, we strongly encourage you to prioritize your safety and the safety of others over attending the annual meeting in person.

Should you choose to attend the annual meeting in person, please note that as of the date of this mailing, we continue to follow recommendations provided by the Centers for Disease Control (CDC) and any state and county government requirements limiting gathering sizes. While there are no current recommendations or requirements limiting gathering size, conditions may change and result in the restriction of the number of stockholders able to attend the annual meeting. In this event, once we have reached the allowable capacity, including members of your Board of Directors and management in attendance, no additional persons shall be permitted to enter the annual meeting and therefore, we again are encouraging all stockholders to access the annual meeting via the live teleconference or webcast options. However, if you elect to attend in-person and are not admitted to the annual meeting, you may present your proxy card, and it will be received and voted by proxy.

To listen to the teleconference of the annual meeting, stockholders should either login via the internet at https://www.webcaster4.com/Webcast/Page/2063/45013, or call 888-506-0062 for toll free access or 973-528-0011 for international access and reference participant access code 874241. Those planning to listen should connect to the teleconference or webcast at least 10 minutes prior to the start of the meeting.

In accordance with the Securities and Exchange Commission (SEC) e-proxy rules, we mailed a Notice of Internet Availability of Proxy Materials (the Notice) on or about April 22, 2022 to people who, according to our records, owned our common stock as of the close of business on March 18, 2022. The Notice describes the matters to be considered at the annual meeting and how stockholders can access the proxy materials online. It also provides instructions on how stockholders can vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions on the Notice.

As always, your vote on these matters is very important. We urge you to review carefully the enclosed materials and to return your proxy promptly. The proxy materials are also available at
http://www.astproxyportal.com/ast/26141.

Sincerely,

David D. Smith
Chairman of the Board
and Executive Chairman

IF YOU PLAN TO ATTEND:

As discussed above, please note that we continue to follow recommendations provided by the CDC and any state and county government requirements limiting gathering sizes. These guidelines and requirements could restrict the allowable capacity at the annual meeting, which number shall include members of our Board of Directors, management in attendance, and, if there is space remaining, stockholders of record as of March 18, 2022. Any stockholder attending the meeting in-person may be required to wear a mask and adhere to the established social distancing guidelines detailed to them upon arrival. Registration will begin at 9:30 a.m. and seating will begin at 9:45 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of March 18, 2022 (record date). Cameras (including the use of cellular/smart phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

YOUR VOTE IS IMPORTANT— To vote your shares, please follow the instructions on the Notice or execute and return the enclosed proxy card
promptly, whether or not you plan to attend the
Sinclair Broadcast Group, Inc. annual meeting.

SINCLAIR BROADCAST GROUP, INC.
10706 Beaver Dam Road
Hunt Valley, Maryland 21030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 9, 2022.

The proxy statement and 2021 annual report to stockholders are available at
http://www.astproxyportal.com/ast/26141.

Dear Stockholders:

The annual meeting of Sinclair Broadcast Group, Inc. (sometimes referred to in this Proxy Statement as the “Company” or “Sinclair” or “we” or “us”) will be held on June 9, 2022 at our corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030* at 10:00 a.m. local time for the following purposes:

1.The election of nine directors, each for a one-year term;
2.The ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the year ending December 31, 2022;
3.To approve the Company’s 2022 Stock Incentive Plan;
4.To approve the amendment to the Company’s Amended and Restated Articles of Incorporation to provide for the exculpation of directors and officers; and
5.The consideration of any other matters as may properly come before the annual meeting.

You will be able to vote your shares at the annual meeting if you were a stockholder of record at the close of business on March 18, 2022. Your vote at the annual meeting is very important to us.

BY ORDER OF THE BOARD OF DIRECTORS

J. Duncan Smith, Secretary

Baltimore, Maryland
April 22, 2022

* As part of our precautions regarding the health and safety of our stockholders, directors, officers and employees, meeting attendees and the public in light of the current public health crisis caused by the novel coronavirus pandemic (COVID-19), we are strongly encouraging stockholders to access the annual meeting via the live webcast or teleconference described above in lieu of attending the annual meeting in person. As always, we encourage you to vote your shares prior to the annual meeting.

INFORMATION ABOUT THE 2022 ANNUAL MEETING AND VOTING

The Annual Meeting

The annual meeting will be held on June 9, 2022 at our corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030 at 10:00 a.m. local time. As part of our precautions regarding the health and safety of our stockholders, directors, officers and employees, meeting attendees and the public in light of the current public health crisis caused by COVID-19, we are strongly encouraging stockholders to access the annual meeting via the live webcast or teleconference described above in lieu of attending the annual meeting in person. As always, we encourage you to vote your shares prior to the annual meeting.

This Proxy Solicitation

In accordance with the Securities and Exchange Commission (SEC) e-proxy rules, we mailed a Notice of Internet Availability of Proxy Materials (the Notice) on or about April 22, 2022 to people who, according to our records, owned our common stock as of the close of business on March 18, 2022. The Notice describes the matters to be considered at the annual meeting and how stockholders can access the proxy materials online. It also provides instructions on how stockholders can vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions on the Notice.

We are sending you this Notice because our Board of Directors (the Board) is seeking a proxy to vote your shares at the annual meeting. This proxy statement is intended to assist you in deciding how to vote your shares. Proxy materials are also available at http://www.astproxyportal.com/ast/26141.

We are paying the cost of soliciting these proxies. In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies by telephone, internet, or otherwise. These directors, officers, and employees will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold our common stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners of our common stock for their reasonable expenses incurred in forwarding such materials.

Voting Your Shares

Stockholders of Record. You may vote your shares at the annual meeting either in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot. Ballots for registered stockholders to vote in person will be available at the annual meeting. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the registered holder of those shares. As the registered stockholder, you can ensure your shares are voted at the meeting by following the instructions on the Notice to vote your shares by telephone, the Internet, or, if you requested a printed version of the proxy card, by mail. As discussed above, due to the public health crisis caused by COVID-19, we strongly encourage stockholders to not vote in person at the annual meeting, but to vote by proxy.

We have described in this proxy statement all the proposals that we expect will be made at the annual meeting. If either a stockholder or we properly present any other proposal at the meeting, we will use your proxy to vote your shares on the proposal in our best judgment.

If you received a proxy card, it will be valid only if you sign, date, and return it in time for it to be received by us before the annual meeting scheduled to be held on June 9, 2022. If you complete the proxy card, except for the voting instructions, the shares will be voted as recommended by the Board of Directors.

Beneficial Owners. Most of our stockholders hold their shares through a broker, bank, trustee or another nominee, rather than registered directly in their name (which is often referred to as “street name”). In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials, including a notice enabling you to receive proxy material through the mail, are being forwarded to you by your broker, bank, trustee, or nominee. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and, nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction cards. If you are a beneficial owner of shares, you cannot vote in person at the annual meeting unless you have a proper power of attorney from your broker. Votes directed through a broker must be received by us before the annual meeting.

If you hold your shares in street name with a broker and you do not tell your broker how to vote or provide the broker with a voting instruction form, your broker cannot vote on your behalf for the election of director nominees (Proposal 1), for the approval of the Company’s 2022 Stock Incentive Plan (Proposal 3), or for the approval of the amendment to the Company’s Amended and Restated Articles of Incorporation (Proposal 4).

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before it is voted at the annual meeting. You may revoke your proxy by any one of three ways:
•you may notify our Secretary in writing that you wish to revoke your proxy at the following address: Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland, 21030, Attention: J. Duncan Smith, Vice President and Secretary. We must receive your notice before the time of the annual meeting;
•you may submit a proxy dated later than your original proxy; or
•you may attend the annual meeting and vote, but merely attending the annual meeting will not by itself revoke a proxy; you must: (i) obtain a ballot and vote your shares to revoke the proxy; and (ii) in the case of shares held in street name, you must obtain a proper power of attorney from your broker to vote your shares.

Vote Required for Approval

Shares Entitled to Vote. On March 18, 2022 (the record date), the following shares were issued and outstanding and had the votes indicated:
•48,262,192 shares of Class A Common Stock, each of which is entitled to one vote on each of the proposals; and
•23,775,056 shares of Class B Common Stock, each of which is entitled to ten votes on each of the proposals.
Quorum. A majority of the outstanding shares of common stock entitled to vote, or a “quorum,” must be present at the annual meeting in order to transact business. A quorum will be present if 143,006,379 votes are represented at the annual meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions and broker non-votes (where a broker or nominee is not permitted to vote on a matter and has not received voting instructions from the beneficial owner) will be counted as shares that are represented at the annual meeting.

Votes Required. The votes required on each of the proposals are as follows:

Proposal 1: Election of Nine Directors	The nine nominees for director who receive the most votes will be elected. This is called a “plurality.” If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either for or against the nominee. Broker non-votes are not counted as votes cast for nominees for director and will not affect the outcome of the proposal.
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the Audit Committee’s selection of the independent registered public accounting firm. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.
Proposal 3: Approval of the Company’s 2022 Stock Incentive Plan	The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the Company’s 2022 Stock Incentive Plan. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.
Proposal 4: Approval of the Amendment of the Company’s Amended and Restated Articles of Incorporation
The affirmative vote of two thirds of all votes entitled to be cast at the annual meeting is required to approve the Amendment of the Company’s Amended and Restated Articles of Incorporation to provide for the exculpation of directors and officers. If you abstain from voting, your abstention will count as a vote cast against the proposal.

Additional Information
We are making available our annual report for the year ended December 31, 2021, including consolidated financial statements, to all stockholders entitled to vote at the annual meeting together with this proxy statement. The annual report includes details on how to get additional information about us. The annual report does not constitute a part of the proxy solicitation material. Proxy materials are also available to registered stockholders and to beneficial owners at http://www.astproxyportal.com/ast/26141.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for election to the Board of Directors are:

David D. Smith
Frederick G. Smith
J. Duncan Smith
Robert E. Smith
Laurie R. Beyer
Benjamin S. Carson, Sr.
Howard E. Friedman
Daniel C. Keith
Benson E. Legg

Our current Board of Directors consists of eight of the nominees above, excluding Dr. Benjamin S. Carson, Sr., as well as Messrs. Lawrence E. McCanna and Martin R. Leader, both of whom are retiring and will not stand for re-election. Each director will be elected to serve for a one-year term, unless he or she resigns or is removed before his or her term expires, or until his or her replacement is elected and qualified. Each of the nominees listed above, excluding Dr. Benjamin S. Carson, Sr., is currently a member of the Board of Directors and each of them has consented to serve as a director if elected. The Nominating and Corporate Governance Committee recommended to the Board of Directors Dr. Benjamin S. Carson, Sr. as a director nominee and he has consented to serve as a director if elected. More detailed information about each of the nominees is available in the section of this proxy statement titled Directors, Executive Officers, and Key Employees.

If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board of Directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

The Amended and Restated Articles of Incorporation provides that our business shall be managed by a Board of Directors of not less than three and not more than thirteen directors with the number of directors to be fixed by the Board of Directors from time to time. The Board of Directors has presently established the size of the Board at nine members. Proxies for the annual meeting may not be voted for more than nine nominees.

Messrs. David D. Smith, J. Duncan Smith, and Robert E. Smith and Dr. Frederick G. Smith (collectively, the “Controlling Stockholders”) are brothers and have entered into a stockholders’ agreement pursuant to which they have agreed to vote for each other as candidates for election to the Board of Directors until December 31, 2025. The Controlling Stockholders own collectively 79.9% of the total voting power as of March 18, 2022.

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has sole responsibility for the selection of our independent registered public accounting firm and has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board of Directors recommends ratification of this appointment by the stockholders. Although ratification by our stockholders is not a prerequisite to the power of the Audit Committee to appoint PwC as our independent registered public accounting firm, our Board of Directors and the Audit Committee believe such ratification to be advisable and in the best interest of the Company. Accordingly, stockholders are being requested to ratify, confirm, and approve the appointment of PwC as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2022. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reevaluate the engagement of the independent registered public accounting firm; however, the Audit Committee has no obligation to change its appointment based on stockholder ratification. Even if the appointment is ratified, the Audit Committee, in its discretion, may nevertheless appoint another independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the stockholders. PwC audited the Company’s financial statements for the fiscal year ended December 31, 2021.

A representative of PwC is expected to attend the annual meeting. The PwC representative will have the opportunity to make a statement if he or she desires to do so.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 3: APPROVAL OF THE COMPANY’S 2022 STOCK INCENTIVE PLAN

We are seeking stockholder approval of the Sinclair Broadcast Group, Inc. 2022 Stock Incentive Plan (the Plan) which the Board of Directors adopted on February 22, 2022 upon the recommendation of the Compensation Committee (the Committee). The Plan will only become effective if approved by stockholders at the annual meeting. If approved, the effective date of the Plan will be June 9, 2022.

If approved, the Plan will enable the Company to provide stock-based incentives that align the interests of employees, consultants and outside directors with those of the stockholders of the Company by motivating its employees to achieve long-term results and rewarding them for their achievements, and to attract and retain the types of employees, consultants and outside directors who will contribute to the Company’s long-range success.

The Company believes that equity-based compensation is a critical part of its compensation program. Stockholder approval of the Plan would allow us to continue to attract and retain talented employees, consultants and directors with equity incentives.

Overview

The Plan is intended to be the successor to the 1996 Long Term Incentive Plan of Sinclair Broadcast Group, Inc., as amended (the Predecessor LTIP). From and after June 9, 2022, no additional awards will be granted under the Predecessor LTIP and all outstanding awards granted under the Predecessor LTIP will remain subject to the terms of the Predecessor LTIP.

On February 22, 2022, the Board of Directors approved the Plan, subject to stockholder approval.

If stockholders approve this proposal, the Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the Plan will not take effect and the Predecessor LTIP will continue to be administered in its current form until its termination (or until such time as there are no more shares available for issuance under the Plan, whichever occurs first). Following the expiration or termination of the Predecessor LTIP, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, motivating and retaining talented individuals who contribute to our success. We will also be compelled to replace long-term incentive awards with cash awards, which may not align the interests of our executives and employees with those of our stockholders as effectively as equity incentive awards.

Shares Available for Future Awards

As of March 18, 2022, 5,498,506 shares of Class A common stock (shares) remained available for grant under the Predecessor LTIP. In determining the number of shares requested for authorization under the Plan, the Board of Directors and the Committee carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate,” as discussed below). The maximum aggregate number of shares authorized for issuance under the Plan is (x) 5,000,000 shares, plus (y) the number of reserved shares not issued or subject to outstanding grants under the Predecessor LTIP on June 9, 2022, plus (z) an annual increase to be added on the first day of each of the Company’s fiscal years, for a period of ten (10) years, beginning with the fiscal year that begins on January 1, 2023, and ending with (and including) the fiscal year that begins on January 1, 2032, equal to the lesser of (i) a fixed amount set forth in the Plan (as further described below), (ii) six percent (6%) of the outstanding Class A shares on the immediately preceding December 31st, or (iii) such other lesser amount (including zero) that the Board of Directors determines for purposes of the annual increase for that fiscal year.

As of March 18, 2022, equity awards outstanding under the Predecessor LTIP were 3,269,916 stock appreciation rights (with a weighted average exercise price of $30.16 and a weighted average remaining term of nine (9) years), 375,000 options to purchase shares (with a weighted average exercise price of $31.25 and a weighted average remaining term of four (4) years), and 490,537 shares of restricted stock.

Considerations for the Approval of the Plan

The following is a list of some of the primary factors to be considered by stockholders in connection with approving adoption of the Plan:

Governance Best Practices

The Plan incorporates the following corporate governance best practices that align our equity compensation program with the interests of our stockholders

•Clawback of awards. Under certain circumstances, awards granted under the Plan are subject to clawback and recoupment rights that the Company has under the Plan.
•No discounted stock options or stock appreciation rights. Stock options and stock appreciation rights may not be granted with a per share exercise price less than 100% of fair market value on the date of grant.
•No Tax Gross-Ups. No participant is entitled under the Plan to any tax gross-up payments for any excise tax pursuant to Section 280G or 4999 of the Internal Revenue Code of 1986, as amended (the Code) that may be incurred in connection with awards under the Plan.

Modest Share Usage and Stockholder Dilution

•When determining the number of shares authorized for issuance under the Plan, the Board of Directors and the Committee carefully considered the potential dilution to our current stockholders as measured by our “burn rate,” “overhang” and projected future share usage.
•Our three-year average burn rate is 2.1%. This demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders.

Year	Total Shares Granted (#)	Basic Weighted Avg. Shares Outstanding (#)		Burn Rate (%) (a)
2019	811,550	92,014,955		0.9%
2020	2,020,358	79,924,014		2.5%
2021	2,083,090	75,049,735		2.8%
2022 (projected)	1,734,805	72,186,198	(b)	2.4%
(a)Annual share usage or “burn rate” is determined by dividing total awards granted by the basic weighted average Class A shares outstanding.
(b)Represents weighted average Class A shares outstanding for January 1, 2022 to March 18, 2022.

Modest Stockholder Dilution
•We are committed to limiting stockholder dilution from our equity compensation programs. If the Plan is approved by our stockholders, our overhang would be 20%. We calculate “overhang” as the total of (i) shares underlying outstanding awards at target plus shares available for issuance for future awards, divided by (ii) the total number of shares outstanding.

	Stock Options and SARs
As of	Number Outstanding	Weighted Average Exercise Price ($)	Weighted Average Remaining Term	Total Full Value Awards Outstanding	Shares Available	Total Shares Within Plans	Shares Outstanding	Diluted Shares Outstanding	Total Equity Dilution
March 18, 2022	3,644,916	$30.27	8	490,537	5,498,506	9,633,959	72,037,248	62,403,289	13%
Add. shares requested	—	—	—	—	5,000,000	5,000,000	—	(5,000,000)	—
March 18, 2022	3,644,916	$30.27	8	490,537	10,498,506	14,633,959	72,037,248	57,403,289	20%

•Based on our conservative usage of shares authorized for issuance under the Predecessor LTIP to date and our reasonable expectation of future equity usage under the Plan, we believe that the number of additional shares being requested for authorization under the Plan will last approximately three (3) to four (4) years. This estimate is based on a forecast that takes into account our current practices under our executive compensation program, an estimated range of our stock price over time, and our historical forfeiture rates.

Attract and Retain Talent

•We grant long-term incentive awards to our executives and employees. Approving the Plan will enable us to continue to recruit, retain and motivate top talent at many levels within our Company, which is necessary for our success.

Summary Description of the Plan

The following is only a summary of the Plan, and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix A. Capitalized terms in this summary that are not defined have the meaning as provided in the Plan.

Stock Awards. The Plan provides for the grant of incentive stock options (ISOs), nonstatutory stock options (NSOs), restricted share awards, stock unit awards, stock appreciation rights (SARs), cash-based awards, and performance-based stock awards, or collectively, stock awards. ISOs may be granted only to our employees, including officers, which includes employees of our parent, subsidiaries, or affiliates. All other stock awards may be granted to our employees, including officers, our outside directors, and our consultants, which includes consultants of our parent, subsidiaries, and affiliates.

Share Reserve. The aggregate number of shares that may be issued pursuant to stock awards under the Plan will not exceed the sum of (x) five million (5,000,000) shares, plus (y) the number of reserved shares not issued or subject to outstanding grants under the Predecessor LTIP on the effective date, plus (z) an annual increase to be added on the first day of each of the Company’s fiscal years, for a period of ten (10) years, beginning with the fiscal year that begins on January 1, 2023, and ending with (and including) the fiscal year that begins on January 1, 2032, equal to the lesser of (i) the amount set forth next to the applicable fiscal year in the chart below, (ii) six percent (6%) of the outstanding Class A shares on the immediately preceding December 31st, or (iii) such other lesser amount (including zero) that the Board of Directors determines for purposes of the annual increase for that fiscal year.

Fiscal Year Beginning	Share Increase
January 1, 2023	2,500,000
January 1, 2024	2,625,000
January 1, 2025	2,756,250
January 1, 2026	2,894,063
January 1, 2027	3,038,766
January 1, 2028	3,190,704
January 1, 2029	3,350,239
January 1, 2030	3,517,751
January 1, 2031	3,693,639
January 1, 2032	3,878,321

Shares issued under the Plan shall be authorized but unissued shares. As of the date hereof, no awards have been granted and no shares have been issued under the Plan.

Incentive Stock Option Limit. The maximum number of shares that may be issued upon the exercise of ISOs under the Plan is five million (5,000,000) shares.

Administration. The Plan will be administered by the Committee. Subject to the limitations set forth in the Plan, the Committee will have the authority to determine, among other things, to whom awards will be granted, the number of shares subject to awards, the term during which a stock option or stock appreciation right may be exercised and the rate at which the awards may vest or be earned, including any performance criteria to which they may be subject. The Committee also will have the authority to determine the consideration and methodology of payment for awards.

Repricing; Cancellation and Re-Grant of Stock Awards. The Committee will have the authority to modify outstanding awards under the Plan. However, the Committee may not modify outstanding stock options or stock appreciation rights to lower the exercise price or assume or accept the cancellation of outstanding stock options or stock appreciation rights in return for cash or the grant of new awards when the exercise price is greater than the fair market value of the shares covered by such stock options or stock appreciation rights unless such action has been approved by our stockholders.

Stock Options. A stock option is the right to purchase a certain number of shares, at a certain exercise price, in the future. Under the Plan, ISOs and NSOs are granted pursuant to stock option agreements adopted by the Committee. The Committee determines the exercise price for a stock option, within the terms and conditions of the Plan, provided that the exercise price of a stock option generally cannot be less than one hundred percent (100%) of the fair market value of a share on the date of grant. Options granted under the Plan vest at the rate specified by the Committee.

Stock options granted under the Plan generally must be exercised by the recipient before the earlier of the expiration of such stock option or the expiration of a specified period following the recipient’s termination of employment. Each stock option agreement will set forth the extent to which the recipient will have the right to exercise the stock option following the termination of the recipient’s service with us (or our parent, subsidiaries, or affiliates), and the right to exercise the stock option of any executors or administrators of the recipient’s estate or any person who has acquired such options directly from the recipient by bequest or inheritance. Prior to exercise or forfeiture, any option awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.

Payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the recipient, (2) future services or services rendered to us, our parent, subsidiaries, or affiliates prior to the award, (3) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (4) by delivery of an irrevocable direction to a securities broker or lender to pledge shares and to deliver all or part of the loan proceeds to us in payment of the aggregate exercise price, (5) by a “net exercise” arrangement, (6) by delivering a full-recourse promissory note, or (7) by any other form that is consistent with applicable laws, regulations, and rules.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our shares with respect to ISOs that are exercisable for the first time by a recipient during any calendar year under all of our stock plans may not exceed $100,000. Stock options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own shares of capital stock possessing more than ten percent (10%) of our total combined voting power or that of any of our affiliates unless (1) the stock option exercise price is at least one hundred ten percent (110%) of the fair market value of the shares subject to the stock option on the date of grant, and (2) the term of the ISO does not exceed five (5) years from the date of grant.

Restricted Share Awards. The terms of any awards of restricted shares under the Plan will be set forth in a restricted share agreement to be entered into between us and the recipient. The Committee will determine the terms and conditions of the restricted share agreements, which need not be identical. A restricted share award may be subject to vesting requirements or transfer restrictions or both. Restricted shares may be issued for such consideration as the Committee may determine, including cash, cash equivalents, full recourse promissory notes, past services and future services. Award recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to those shares, and may receive or be credited with dividends and other distributions.

Stock Unit Awards. Stock unit awards give recipients the right to acquire a specified number of shares (or cash amount) at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Committee and as set forth in a stock unit award agreement. A stock unit award may be settled by cash, delivery of shares, or a combination of cash and shares as deemed appropriate by the Committee. Recipients of stock unit awards generally will have no voting rights prior to the time the vesting conditions are satisfied and the award is settled. At the Committee’s discretion and as set forth in the stock unit award agreement, stock units may provide for the right to dividend equivalents. Dividend equivalents may not be distributed prior to settlement of the stock unit to which the dividend equivalents pertain and the value of any dividend equivalents payable or distributable with respect to any unvested stock units that do not vest will be forfeited.

Stock Appreciation Rights. Stock appreciation rights generally provide for payments to the recipient based upon increases in the price of a share over the exercise price of the stock appreciation right. The Committee determines the exercise price for a stock appreciation right, which generally cannot be less than one hundred percent (100%) of the fair market value of our shares on the date of grant. A stock appreciation right granted under the Plan vests at the rate specified in the stock appreciation right agreement as determined by the Committee. The Committee determines the term of stock appreciation rights granted under the Plan, up to a maximum of ten (10) years. Upon the exercise of a stock appreciation right, we will pay the participant an amount in shares, cash, or a combination of shares and cash as determined by the Committee, equal to the product of (1) the excess of the per share fair market value on the date of exercise over the exercise price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised. Prior to exercise or forfeiture, any stock appreciation right awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.

Other Stock Awards. The Committee may grant other awards based in whole or in part by reference to our shares. The Committee will set the number of shares under the stock award and all other terms and conditions of such awards.

Cash-Based Awards. A cash-based award is denominated in cash. The Committee may grant cash-based awards in such number and upon such terms as it shall determine. Payment, if any, will be made in accordance with the terms of the award, and may be made in cash or in shares, as determined by the Committee.

Performance-Based Awards. The number of shares or other benefits granted, issued, retainable and/or vested under a stock or stock unit award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

Changes to Capital Structure. In the event of a recapitalization, stock split, or similar capital transaction, the Committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the Plan, the number of shares that can be issued as ISOs, the number of shares subject to outstanding awards and the exercise price under each outstanding stock option or stock appreciation right.

Transactions. If we are involved in a merger or other reorganization, outstanding awards will be subject to the agreement or merger or reorganization. Subject to compliance with applicable tax laws, such agreement will provide for (1) the continuation of the outstanding awards by us, if we are a surviving corporation, (2) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (3) immediate vesting, exercisability, and settlement of the outstanding awards followed by their cancellation, or (4) settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards.

Change of Control. The Committee may provide, in an individual award agreement or in any other written agreement between a recipient and us, that the award will be subject to acceleration of vesting and exercisability in the event of a change of control.

Transferability. Unless the Committee provides otherwise, no award granted under the Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), except by will, the laws of descent and distribution, or pursuant to a domestic relations order.

Amendment and Termination. Our Board of Directors will have the authority to amend, suspend, or terminate the Plan, provided that such action does not materially impair the existing rights of any recipient without such recipient’s written consent. No ISOs may be granted after the tenth (10th) anniversary of the date our Board of Directors adopted the Plan.

Recoupment. In the event that we are required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Board of Directors (or a designated committee) will have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to us of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. We will recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act.

Certain Federal Income Tax Aspects of Awards Under the Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the Plan depend upon the type of award.

Incentive Stock Options. The recipient of an ISO generally will not be taxed upon grant of the ISO. Federal income taxes are generally imposed only when the shares from exercised ISOs are disposed of, by sale or otherwise. The amount by which the fair market value of the shares on the date of exercise exceeds the exercise price is, however, included in determining the recipient’s liability for the alternative minimum tax. If the recipient does not sell or dispose of the shares until more than one year after the receipt of the shares and two years after the ISO was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares as of the date of exercise will be treated as a long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the shares on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. The Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Nonstatutory Stock Options. The recipient of stock options not qualifying as ISOs generally will not be taxed upon the grant of the stock option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the shares purchased on such date over the exercise price of the stock option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient by reason of the exercise of the stock option.

Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the exercise price. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Information Regarding Plan Benefits

As described above, the Committee, in its discretion, will select who receives awards and the size and type of those awards under the Plan, if the Plan is approved by our stockholders. Therefore, the awards that will be made to particular recipients in the future under the Plan are not determinable at this time. Information regarding awards granted to our named executive officers and directors under the Predecessor LTIP during the year ended December 31, 2021 may be found under the captions “Compensation Discussion & Analysis” and “Director Compensation for 2021”. In addition, see “Equity Compensation Plan Information” for information with respect to our equity compensation plans as of December 31, 2021.

The Board of Directors recommends a vote FOR the approval of the Company’s 2022 Stock Incentive Plan.

PROPOSAL 4: APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION

Description of the Proposed Amendment

To provide protection from certain liabilities and expenses that may deter prospective directors from accepting or continuing membership on corporate boards and prospective officers from joining corporations, Section 2-405.2 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, allows for exculpation of directors from certain liabilities. Section 2-405.2 permits the Company to include in its Amended and Restated Articles of Incorporation a provision that would eliminate or limit the personal liability of a director or officer to the Company or its stockholders for monetary damages resulting from certain acts or failures to act by a director or officer. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to the exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit.

The Company’s Amended and Restated Articles of Incorporation do not currently include a provision authorized under Section 2-405.2. In order to ensure the Company remains able to attract and retain the most qualified directors and officers, the Board believes it to be in the best interest of the Company and its stockholders to adopt such a provision. For this reason, the Board has approved, and has recommended to the stockholders for approval, an amendment to the Company’s Amended and Restated Articles of Incorporation to include a provision providing for the elimination of personal liability of a director or officer to the Company and its stockholders for monetary damages to the fullest extent permitted by law. Subject to the approval of the stockholders at the annual meeting, the amendment adds Article Thirteenth to the Company’s Amended and Restated Articles of Incorporation.

Proposed Article Thirteen would provide as follows:

THIRTEENTH: Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this ARTICLE THIRTEENTH, nor the adoption or amendment of any other provision of the Charter or bylaws inconsistent with this ARTICLE THIRTEENTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Pursuant to Section 5-418 of the Courts and Judicial Proceeding Article of the Annotated Code of Maryland, as amended, the limitation on liability would not apply:

(1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; or

(2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Reasons for the Proposed Amendment

The Board of Directors believes that most public companies provide exculpation protection similar to that being proposed and that the adoption of the proposed amendment will help the Company to maintain its ability to compete in attracting and retaining the most highly qualified individuals to serve as directors and officers. The Board of Directors believes the vast majority of Maryland public companies have similar exculpation clauses in their Articles of Incorporation. The Company’s Board of Directors is charged with guiding the Company’s strategy and managing the Company to achieve the best long-term value for stockholders, and limiting concerns about personal risk would empower directors and officers to best exercise their business judgment in furtherance of stockholder interests. The nature of the role of directors and officers often requires them to make decisions on crucial matters where the underlying data, future developments and expected outcomes are uncertain or impossible to ascertain. Frequently, directors and officers must make its decisions in relatively short order in response to time-sensitive opportunities and challenges. Because directors and officers must often make these important decisions quickly and without perfect information, there is a substantial risk of investigations, claims, actions, suits or proceedings (including derivative actions) seeking to impose liability on the basis of hindsight. In light of this risk, a potential director or officer candidate may conclude that the potential exposure to the liabilities, costs of defense and other risks of proceedings which directors and officer can be expected to face may exceed the benefits from serving as a director or officer. For this reason, provisions similar to the proposed amendment are routinely included in the charters of other publicly-traded corporations, and it would be advisable for the Company to follow suit.

It should be noted that the Company’s directors and officers have a personal interest in the adoption of the proposed amendment. However, for the reasons noted above, it is in the interest of the Company and its stockholders that the amendment be approved. The proposed amendment would better position the Company to attract top director and officer candidates and enable the directors and officers to exercise their business judgment in the furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability.

The Company is not subject to a claim or proceeding to which the new ARTICLE THIRTEENTH would apply, and is not aware of any circumstances which would currently give rise to such a claim. In addition, the proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer. The Company believes it has not been materially impaired in its ability to recruit and retain qualified directors and officers to date.

Effect of the Proposed Amendment

The amendment would add to the Amended and Restated Articles of Incorporation the proposed ARTICLE THIRTEENTH, which would eliminate the personal liability of directors and officers to the Company and its stockholders for monetary damages to the fullest extent permissible under Section 5-418 of the Courts and Judicial Proceeding Article of the Annotated Code of Maryland. The amendment is intended to provide the Company’s directors with the maximum protection afforded by Maryland law. If future changes in the law permit the further limiting of a director’s or officer’s liability, such changes would become automatically effective under ARTICLE THIRTEENTH.

As noted above, Maryland law currently limits the circumstances under which exculpation is permissible. The amendment would not eliminate a director’s or officer’s liability to the extent it is proved that either the person actually received an improper benefit or the person acted or failed to act with active and deliberate dishonesty that was material.

While the proposed amendment protects directors and officers from awards of monetary damages for certain breaches of fiduciary duty, it will not eliminate the directors’ fiduciary duties. All directors would still owe fiduciary duties to the Company’s stockholders, which requires a director to perform the director’s duties in good faith, in a manner the director reasonably believes to be in the corporation’s best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. The proposed amendment will have no effect on the availability of equitable remedies such as injunction or rescission based upon a director’s breach of such fiduciary duties.

The proposed amendment also will not eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision becomes effective. The proposed amendment provides that, if the provision were to be repealed or modified, or if the Company were to adopt a future inconsistent amendment to the Amended and Restated Articles of Incorporation, the change would be prospective only and would not retroactively remove the limitation on the personal liability of a director or officer of the Company existing prior to the repeal, modification or amendment.

Other than the addition of the proposed ARTICLE THIRTEENTH, the remainder of the Amended and Restated Articles of Incorporation will be unchanged.

The foregoing description of the proposed amendment to the Amended and Restated Articles of Incorporation is qualified in its entirety by the complete text of the proposed ARTICLE THIRTEENTH, set forth in Appendix B to this proxy statement.

If the amendment is approved by the stockholders, the amendment will become effective upon filing of an Articles of Amendment with the Maryland State Department of Assessments and Taxation, which the Company anticipates filing promptly following the annual meeting.

The Board of Directors recommends a vote FOR the approval of the Amendment to the Company’s Amended and Restated Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 72,037,248 shares of our common stock issued and outstanding on March 18, 2022, consisting of 48,262,192 shares of Class A Common Stock and 23,775,056 shares of Class B Common Stock. The following table shows how many shares were owned by the following categories of persons as of that date:

•persons known to us who beneficially own more than five percent (5%) of the shares;
•each director and each executive officer described on the “Summary Compensation Table”; and
•directors and all executive officers as a group.

	Shares of Class B Common Stock Beneficially Owned (a)		Shares of Class A Common Stock Beneficially Owned			Percent of Total Voting Power (c)
Name	Number	Percent	Number		Percent (b)
David D. Smith †	6,911,072	29.1%	9,506,635	(d)	17.1%	25.0%
J. Duncan Smith †	6,538,740	27.5%	6,574,395	(e)	12.0%	22.9%
Robert E. Smith †	6,123,804	25.8%	6,165,699	(f)	11.3%	21.4%
Frederick G. Smith †	3,000,000	12.6%	3,500,166	(g)	6.8%	10.7%
Steven A. Thomas	—	—	3,362,170	(h)	6.6%	1.2%
Paul Wallace	—	—	3,210,964	(i)	6.3%	1.1%
Christopher S. Ripley	—	—	2,797,675	(j)	5.5%	*
Lucy A. Rutishauser	—	—	204,517	(k)	*	*
Robert D. Weisbord	—	—	115,658	(l)	*	*
David B. Gibber	—	—	81,701	(m)	*	*
Martin R. Leader	—	—	69,450		*	*
Daniel C. Keith	—	—	36,548		*	*
Howard E. Friedman	—	—	31,833	(n)	*	*
Lawrence E. McCanna	—	—	24,324		*	*
Benson E. Legg	—	—	17,148		*	*
Laurie R. Beyer	—	—	6,548		*	*
Benjamin S. Carson, Sr.	—	—	—		*	*
The Vanguard Group, Inc.	—	—	5,322,731	(o)	10.4%	1.9%
100 Vanguard Boulevard
Malvern, PA 19355
HG Vora Capital Management, LLC	—	—	4,750,000	(p)	9.3%	1.7%
330 Madison Avenue, 20th Floor
New York, NY 10017
Contrarius Investment Management Limited	—	—	4,155,347	(q)	8.1%	1.5%
2 Bond Street
St. Helier, Jersey JE2 3NP, Channel Islands
BlackRock, Inc.	—	—	3,906,681	(r)	7.6%	1.4%
55 East 52nd Street
New York, NY 10055
Morgan Stanley	—	—	3,516,342	(s)	6.9%	1.2%
1585 Broadway
New York, NY 10036
GAMCO Investors, Inc.	—	—	3,500,814	(t)	6.8%	1.2%
One Corporate Center
Rye, NY 10580
All directors and executive officers as a group
(19 persons)	22,573,616	95.0%	29,200,937	(u)	39.6%	80.4%

* Less than 1%
† The address for such beneficial owner is 10706 Beaver Dam Road, Hunt Valley, Maryland 21030.

(a)By virtue of a stockholders’ agreement by and among David D. Smith, Dr. Frederick G. Smith, J. Duncan Smith, and Robert E. Smith, each of the Smith brothers is required to vote all of his Class A and Class B Common Stock in favor of the other Smith brothers to cause their election as directors. Consequently, each of the Smith brothers may be deemed to beneficially own the shares of common stock individually owned by the other Smith brothers. Nevertheless, each of the Smith brothers disclaims beneficial ownership of the shares owned by the other Smith brothers.
(b)The percentage of Class A Common Stock beneficial ownership assumes the conversion of Class B Common Stock individually held to Class A Common Stock plus any options and SARs outstanding and convertible to Class A Common Stock within sixty days for the respective party, but not any other party.
(c)Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to “going private” and certain other transactions. The Class A Common Stock and the Class B Common Stock vote together as a single class except as otherwise may be required by Maryland law on all matters presented for a vote. Holders of Class B Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock. This column sets forth the voting power each reporting person has on the matters on which shares of Class B Common Stock have ten votes per share, and the voting power the reporting persons as a group have on such matters.
(d)Includes 6,911,072 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock, including 6,000,000 shares of Class B Common Stock held in several irrevocable trusts established by David D. Smith for the benefit of family members; 366,560 shares of Class A Common Stock held in irrevocable trusts or custodial accounts established by David D. Smith; 803,178 shares of Class A Common Stock held in trust for the David D. Smith Family Foundation; 162,553 shares of Class A Common Stock in a limited liability company controlled by David D. Smith; 607,154 shares of Class A Common Stock; 13,871 shares of Class A Common Stock held in the 401(k) Plan; 311,851 shares of restricted Class A Common Stock; and shares of Class A Common Stock related to 330,396 outstanding and exercisable SARs with an exercise price of $27.48 per share. The number of shares of Class A Common Stock that would be issued upon exercise of the SARs is determined by dividing the amount from the difference between the aggregate market value of the shares underlying the SARs and the aggregate exercise price of the SARs by the market share price on the date of exercise. There would have been 1,437 shares of Class A Common Stock issued, assuming that all of the vested, in-the-money, outstanding and exercisable SARs were exercised on March 18, 2022, based on the closing value of a share of Class A Common Stock on March 18, 2022 of $27.60 and the underlying exercise prices of the vested, in-the-money SARs.
(e)Includes 6,538,740 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock, including 732,054 shares of Class B Common Stock held in irrevocable trusts established by J. Duncan Smith for the benefit of family members; 22,580 shares of Class A Common Stock held in custodial accounts established by J. Duncan Smith for the benefit of family members, of which he is the custodian; 185 shares of Class A Common Stock; and 12,890 shares of Class A Common Stock held in the 401(k) Plan.
(f)Includes 6,123,804 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock, including 145,000 shares of Class B Common Stock held in a trust established by Robert E. Smith for the benefit of family members; 37,148 shares of Class A Common Stock; 4,000 shares of Class A Common Stock in a jointly held account with immediate family members; and 747 shares of Class A Common Stock held in the 401(k) Plan.
(g)Includes 3,000,000 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock; 489,000 shares of Class A Common Stock; and 11,166 shares of Class A Common Stock held in the 401(k) Plan.

(h)As set forth in the Schedule 13G filed with the SEC on March 15, 2022, includes 23,770 shares of Class A Common Stock held by Mr. Thomas and his spouse as tenants by the entirety; 1,500,000 shares of Class B Common Stock held of record by the David D. Smith/BECS 2022, Series I Irrevocable Trust for which Mr. Thomas serves as the sole trustee, each of which is convertible into one share of Class A Common Stock; 1,500,000 shares of Class B Common Stock held of record by David D. Smith/MJSS 2022, Series I Irrevocable Trust for which Mr. Thomas serves as the sole trustee, each of which is convertible into one share of Class A Common Stock; 84,600 shares of Class A Common Stock held of record by the BECS 2012 Irrevocable Trust U/A December 27, 2012 for which Mr. Thomas serves as a co-trustee; 84,600 shares of Class A Common Stock held of record by JBCS 2012 Irrevocable Trust U/A December 27, 2012 for which Mr. Thomas serves as a co-trustee; 84,600 shares of Class A Common Stock held of record by MJSS 2012 Irrevocable Trust U/A December 27, 2012 for which Mr. Thomas serves as a co-trustee; and 84,600 shares of Class A Common Stock held of record by DBS 2012 Irrevocable Trust U/A December 27, 2012 for which Mr. Thomas serves as a co-trustee.
(i)As set forth in the Schedule 13G filed with the SEC on March 15, 2022, includes 2,964 shares of Class A Common Stock held directly by Mr. Wallace; 208,000 shares of Class B Common Stock held of record by the Robert E. C. Smith Series II 2020 Irrevocable Trust for which Mr. Wallace serves as the sole trustee, each of which is convertible into one share of Class A Common Stock; 1,500,000 shares of Class B Common Stock held of record by the David D. Smith/JBSS 2022, Series I Irrevocable Trust for which Mr. Wallace serves as the sole trustee, each of which is convertible into one share of Class A Common Stock; and 1,500,000 shares of Class B Common Stock held of record by the David D. Smith/DBS 2022, Series I Irrevocable Trust for which Mr. Wallace serves as the sole trustee, each of which is convertible into one share of Class A Common Stock.
(j)Includes 375,000 shares of Class A Common Stock underlying outstanding stock options, with exercise prices ranging from $27.36 to $33.85; 15,406 shares of Class A Common Stock held in a revocable trust; 2,012 shares of Class A Common Stock held in the 401(k) Plan; 413,117 shares of restricted Class A Common Stock; and shares of Class A Common Stock related to 1,992,140 outstanding and exercisable SARs with exercise prices ranging from $27.48 to $33.80 per share. The number of shares of Class A Common Stock that would be issued upon exercise of the SARs is determined by dividing the amount from the difference between the aggregate market value of the shares underlying the SARs and the aggregate exercise price of the SARs by the market share price on the date of exercise. There would have been 1,437 shares of Class A Common Stock issued, assuming that all of the vested, in-the-money, outstanding and exercisable SARs were exercised on March 18, 2022, based on the closing value of a share of Class A Common Stock on March 18, 2022 of $27.60 and the underlying exercise prices of the vested, in-the-money SARs.
(k)Includes 6,807 shares of Class A Common Stock held in the 401(k) Plan; 55,059 shares of restricted Class A Common Stock; 5,773 shares held in the Employee Stock Purchase Plan; and shares of Class A Common Stock related to 136,878 outstanding and exercisable SARs with exercise prices ranging from $28.20 to $33.05 per share. The number of shares of Class A Common Stock that would be issued upon exercise of the SARs is determined by dividing the amount from the difference between the aggregate market value of the shares underlying the SARs and the aggregate exercise price of the SARs by the market share price on the date of exercise. There would have been no shares of Class A Common Stock issued, assuming that all of the vested, in-the-money, outstanding and exercisable SARs were exercised on March 18, 2022, based on the closing value of a share of Class A Common Stock on March 18, 2022 of $27.60 and the underlying exercise prices of the vested, in-the-money SARs.
(l)Includes 3,672 Class A Common Stock, 2,794 shares of Class A Common Stock held in the 401(k) Plan; 49,466 shares of restricted Class A Common Stock; 9,726 shares held in the Employee Stock Purchase Plan; and shares of Class A Common Stock related to 50,000 outstanding and exercisable SARs with an exercise price of $33.75 per share. The number of shares of Class A Common Stock that would be issued upon exercise of the SARs is determined by dividing the amount from the difference between the aggregate market value of the shares underlying the SARs and the aggregate exercise price of the SARs by the market share price on the date of exercise. There would have been no shares of Class A Common Stock issued, assuming that all of the vested, in-the-money, outstanding and exercisable SARs were exercised on March 18, 2022, based on the closing value of a share of Class A Common Stock on March 18, 2022 of $27.60 and the underlying exercise prices of the vested, in-the-money SARs.

(m)Includes 1,174 shares of Class A Common Stock held in the 401(k) Plan; 29,232 shares of restricted Class A Common Stock; 1,847 shares held in the Employee Stock Purchase Plan, and shares of Class A Common Stock related to 49,448 outstanding and exercisable SARs with exercise prices ranging from $28.20 to $33.05 per share. The number of shares of Class A Common Stock that would be issued upon exercise of the SARs is determined by dividing the amount from the difference between the aggregate market value of the shares underlying the SARs and the aggregate exercise price of the SARs by the market share price on the date of exercise. There would have been no shares of Class A Common Stock issued, assuming that all of the vested, in-the-money, outstanding and exercisable SARs were exercised on March 18, 2022, based on the closing value of a share of Class A Common Stock on March 18, 2022 of $27.60 and the underlying exercise prices of the vested, in-the-money SARs.
(n)Includes 4,000 shares pledged as collateral under personal loans.
(o)As set forth in the Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 10, 2022, Vanguard Group is deemed to be the beneficial owner of 5,322,731 shares, has shared voting power with respect to 45,077 of those shares, has shared dispositive power with respect to 86,403 of those shares, and has sole dispositive power with respect to 5,236,328 of those shares. Vanguard is an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934, as amended (the Exchange Act).
(p)As set forth in the Schedule 13G filed by HG Vora Capital Management, LLC with the SEC on February 12, 2021, HG Vora Capital Management is deemed to be the beneficial owner of, and has sole voting and dispositive power with respect to, 4,750,000 shares.
(q)As set forth in the Schedule 13G/A filed by Contrarius Investment Management Limited and Contrarius Investment Management (Bermuda) Limited (together, a “group” in accordance with Section 13d-1(b)(1)(ii)(K) of the Exchange Act) with the SEC on February 3, 2022, each Contrarius entity is deemed to be the beneficial owner of, and have shared voting and dispositive power with respect to, 4,155,347 shares.
(r)As set forth in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 1, 2022, BlackRock is deemed to be the beneficial owner of 3,906,681 shares, has sole dispositive power with respect to all of those shares, and has sole voting power with respect to 3,778,736 of those shares.
(s)As set forth in the Schedule 13G filed by Morgan Stanley with the SEC on February 11, 2022, Morgan Stanley is deemed to be the beneficial owner of 3,516,342 shares, has shared dispositive power with respect to all of those shares, and has shared voting power with respect to 3,487,930 of those shares
(t)As set forth in the Schedule 13D/A filed by GAMCO Investors, Inc. (GBL) with the SEC on March 3, 2022, Mario J. Gabelli and various entities which he directly or indirectly controls, including Gabelli Funds, LLC (Gabelli Funds), GAMCO Asset Management, Inc. (GAMCO), MJG Associates, Inc., Gabelli & Company Investment Advisors, Inc., Teton Advisors, Inc., Gabelli Foundation, Inc. (Foundation), GGCP, Inc. (GGCP), GBL, Associated Capital Group, Inc. (AC), and Mario J. Gabelli are deemed to be the beneficial owner of 928,800 shares, 2,379,864 shares, 52,000 shares, 12,450 shares, 32,000 shares, 30,000 shares, 34,000 shares, no shares, 10,000 shares, and 21,700 shares, respectively. Mario Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons. AC, GBL, and GGCP are deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons other than Mario Gabelli and the Foundation. Each of the foregoing persons discloses that it has sole voting and dispositive power with respect to the shares it beneficially owns, except that (i) GAMCO does not have authority to vote 65,300 of the reported shares (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of the Company held by the funds for which Gabelli Funds provides advisory services (the Funds) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the proxy voting committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the proxy voting committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, AC, GBL, and GGCP is indirect with respect to securities beneficially owned directly by other reporting persons.
(u)Includes shares of Class A Common Stock that may be acquired pursuant to options and SARs that are or will be exercisable within 60 days of March 18, 2022.

DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

Set forth below is certain information relating to our director nominees, executive officers, and certain key employees.

Name	Age	Title
Director Nominees
David D. Smith	71	Executive Chairman, Chairman of the Board, and Director
Frederick G. Smith	72	Vice President and Director
J. Duncan Smith	68	Vice President, Secretary, and Director
Robert E. Smith	58	Director
Laurie R. Beyer	58	Director
Benjamin S. Carson, Sr.	70	Director
Howard E. Friedman	56	Director
Daniel C. Keith	67	Director
Benson E. Legg	74	Director

Executive Officers and Key Employees
Christopher S. Ripley	45	President / Chief Executive Officer
Lucy A. Rutishauser	57	Executive Vice President / Chief Financial Officer
Robert D. Weisbord	59	Chief Operating Officer and President / Broadcast
David B. Gibber	40	Senior Vice President / General Counsel
Brian S. Bark	53	Executive Vice President / Chief Information Officer
David R. Bochenek	59	Senior Vice President / Chief Accounting Officer
Justin L. Bray	42	Senior Vice President / Treasurer
Jeffrey E. Lewis	65	Vice President / Chief Compliance Officer
Delbert R. Parks, III	69	President of Technology
Steven S. Rosenberg	64	President / Bally Sports
Scott H. Shapiro	46	Chief Development Officer and Chief Operating Officer / Chief Financial Officer - Bally Sports
Kenneth A. Solomon	59	President / Tennis Channel Inc.
Donald H. Thompson	55	Executive Vice President / Chief Human Resources Officer

Members of the Board of Directors are elected for one-year terms and serve until their successors are duly elected and qualified. Executive officers are appointed by the Board of Directors annually to serve for one-year terms and serve until their successors are duly appointed and qualified.

Messrs. David D. Smith, J. Duncan Smith, and Robert E. Smith and Dr. Frederick G. Smith are brothers and have entered into a stockholders’ agreement pursuant to which they have agreed to vote for each other as candidates for election to the Board of Directors until December 31, 2025.

Profiles

David D. Smith has served as Executive Chairman since January 2017 and Chairman of the Board since September 1990. Until January 2017, Mr. Smith served as President and Chief Executive Officer since 1988. Mr. Smith founded Comark Communications, Inc., a company engaged in the manufacture of high-power transmitters for UHF television stations, and was an officer and director of Comark until 1986. He also was a principal in other television stations prior to serving as a General Manager of WPMY (formerly WCWB-TV) from 1984 until 1986. In 1986, Mr. Smith was instrumental in the formation of Sinclair Broadcast Group, Inc. Mr. Smith serves as a member of the Board of Directors of Atlantic Automotive Corporation, Russel Automotive, Inc., Cunningham Communications Inc., and Keyser Investment Group, Inc., is a partner of Gerstell Development, LP, and serves as a member of the Board of Managers of Hall Automotive, LLC.

Based on Mr. Smith’s (i) more than thirty-five years of experience and expertise in the television broadcast industry, (ii) extensive industry knowledge and innovative thinking, (iii) understanding of the challenges, opportunities, and risks faced by us and the industry, and (iv) valuable, significant stockholder perspective, the Board believes Mr. Smith has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Smith should continue to serve as a director for the Company.
Dr. Frederick G. Smith has served as Vice President of Sinclair since 1990 and as a Director since 1986. Prior to joining Sinclair in 1990, Dr. Smith was an oral and maxillofacial surgeon engaged in private practice and was employed by Frederick G. Smith, M.S., D.D.S., P.A., a professional corporation of which Dr. Smith was the sole officer, director and stockholder. Dr. Smith serves as a member of the Board of Directors or Trustees of the Freven Foundation, Gerstell Academy, University of Maryland at Baltimore Foundation, Cunningham Communications Inc., and Keyser Investment Group, Inc., as well as partner of Gerstell Development, LP, and Beaver Dam, LLC.

Based on Dr. Smith’s (i) more than thirty years of experience in the television broadcast industry and (ii) valuable, significant stockholder perspective, the Board believes Dr. Smith has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Dr. Smith should continue to serve as a director for the Company.

J. Duncan Smith has served as Vice President, Secretary and as a Director since 1986. Prior to that, he built and operated the following television stations: WPMY (formerly WCWB-TV) in Pittsburgh, Pennsylvania; WTTE-TV in Columbus, Ohio; WIIB-TV in Bloomington, Indiana; and WTTA-TV in Tampa / St. Petersburg, Florida. In addition, Mr. Smith worked for Comark Communications, Inc., a company engaged in the manufacture of high-power transmitters for UHF television stations. Mr. Smith serves as a member of the Board of Directors of The High Rock Foundation, Cunningham Communications Inc., Keyser Investment Group, Inc., and The Boys’ Latin School of Maryland, as well as partner of Gerstell Development, LP and Beaver Dam, LLC.

Based on Mr. Smith’s (i) more than thirty-five years of experience in the television broadcast industry and (ii) valuable, significant stockholder perspective, the Board believes Mr. Smith has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Smith should continue to serve as a director for the Company.

Robert E. Smith has served as a Director since 1986. He served as Vice President and Treasurer of Sinclair from 1988 to June 1998, at which time he resigned from his position as Vice President and Treasurer. In March 1997, Mr. Smith started RSMK LLC, a commercial real estate investment company. Prior to 1986, he assisted in the construction of several television stations including WTTE-TV in Columbus, Ohio and also worked for Comark Communications, Inc., a company engaged in the manufacture of high-power transmitters for UHF television stations. Mr. Smith serves as a member of the Board of Directors of Nextgen Foundation Charitable Trust, Gerstell Academy, Keyser Investment Group, Inc., Cunningham Communications, Inc., and Stages Music Arts, as well as partner of Gerstell Development LP, Beaver Dam LLC, and Laker Partners, LLC.
Based on Mr. Smith’s (i) more than thirty-five years of experience in the television broadcast industry and (ii) valuable, significant stockholder perspective, the Board believes Mr. Smith has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Smith should continue to serve as a director for the Company.

Laurie R. Beyer has served as a Director since April 2021. Since October 2017, Ms. Beyer has served as the Executive Vice President and Chief Financial Officer of Greater Baltimore Medical Center, an acute and sub-acute care medical center whose main campus is located in Towson, MD. From January 2006 to October 2017, Ms. Beyer served as Senior Vice President and Chief Financial Officer of Union Hospital of Cecil County (currently ChristianaCare, Union Hospital), a full-service community hospital located in Elkton, MD. Prior to that, Ms. Beyer held financial management positions at St. Agnes Hospital (currently Ascension Saint Agnes Hospital), Sinai Hospital and the former Liberty Medical Center, all in Baltimore, MD. From July 1986 to January 1989, Ms. Beyer was an auditor with Arthur Andersen LLP, an accounting firm. She is a member of the Maryland Association of Certified Public Accountants and a committee financial expert as defined by the SEC. She has served on various not-for-profit boards including local chapters of the YMCA and Boys and Girls Club, and has served in various volunteer roles over the past 20 years for the Maryland Healthcare Financial Management Association and has co-chaired the Annual Conference for the past five years.

Based on Ms. Beyer’s (i) extensive accounting, finance, and management experience and (ii) ability to serve as an audit committee financial expert as defined by the SEC, the Board believes Ms. Beyer has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Ms. Beyer should continue to serve as a director for the Company.

Dr. Benjamin S. Carson, Sr., if elected, will join the Board immediately following the annual meeting. Dr. Carson recently served as the 17th Secretary of the U.S. Department of Housing and Urban Development (HUD) from 2017 to 2021. At HUD, he led the agency in many programs focused on advancing economic opportunity; providing safe, fair and affordable housing; spurring reinvestment in communities; reducing homelessness; assisting and promoting self-sufficiency to underserved and vulnerable populations; and helping disaster victims, while emphasizing fiscal responsibility and reduction of regulatory barriers. During his tenure as HUD Secretary, Dr. Carson also led the collaboration of eight federal agencies to establish the White House Council on Eliminating Regulatory Barriers to Affordable Housing. Prior to serving as HUD Secretary, Dr. Carson had a distinguished career in the field of medicine where he performed thousands of surgeries and served in many leadership positions, including Director of the Division of Pediatric Neurosurgery at the Johns Hopkins Medical Institutions from 1984 to 2013 and as a Professor of Neurological Surgery, Oncology, Plastic Surgery and Pediatrics at the Johns Hopkins Medical Institutions from 1999 to 2013. Dr. Carson also currently serves on the Board of Directors of D.R. Horton, Inc. and Covenant Logistics Group, Inc., and he has prior experience serving on the Board of Directors of Costco Wholesale Corporation and Kellogg Company.

Based on Dr. Carson’s prior experience as the Secretary of HUD coupled with his experience as a member of the boards of directors of several other publicly-traded companies, the Board believes Dr. Carson has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Dr. Carson should continue to serve as a director for the Company.

Howard E. Friedman has served as a Director since January 2015. He is the founding Partner of Lanx Management LLC, a hedge “fund of funds” as well as having been the Co-Founder, Publisher & Chief Executive Officer of Watermark Press, Inc. From 2006 to 2010, Mr. Friedman served as President and then Chairman of the Board of the American Israel Public Affairs Committee (AIPAC). In 2007 and in 2009, Washington Life Magazine listed Mr. Friedman as one of the 100 most powerful people in Washington D.C. From 2010 to 2012, he served as the President of the American Israel Educational Foundation, the charitable arm of AIPAC. He is the past Chair of the Board of The Associated: Jewish Community Federation of Baltimore. Mr. Friedman has served as President of the Baltimore Jewish Council and as President of JTA-The Global News Service of the Jewish People. He currently serves as the Honorary Chairman of the Board of the Union of Orthodox Jewish Congregations of America. In addition, Mr. Friedman serves on the boards of Touro College and University System, Talmudical Academy, the Simon Wiesenthal Center, and Lightstone Value Plus REIT I, Inc.

Based on Mr. Friedman’s extensive skills in finance, management, and investment matters, the Board believes Mr. Friedman has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Friedman should continue to serve as a director for the Company.

Daniel C. Keith has served as a Director since May 2001. Mr. Keith is the President and Founder of the Cavanaugh Group, Inc., a Baltimore-based investment advisory firm founded in October 1995. Prior to establishing the Cavanaugh Group, Inc., Mr. Keith was Vice President, Senior Portfolio Manager, and Director of the Investment Management division of a local financial services company since 1985. During this time, he served as Chairman of the Investment Advisory Committee and was a member of the Board of Directors. Mr. Keith has been advising clients since 1979. He serves as a member of the Boards of Trustees of The High Rock Foundation.

Based on Mr. Keith’s extensive skills in finance, management, and investment matters, the Board believes Mr. Keith has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Keith should continue to serve as a director for the Company.

Hon. Benson E. Legg has served as a Director since January 2019. Judge Legg clerked for the honorable Frank A. Kaufman of the United States District Court for the District of Maryland from 1973 until 1974, after which he joined the law firm of Venable, Baetjer & Howard (now known as Venable LLP) in 1975. He became a partner of the firm in 1982 and remained in private practice until 1991 when he was confirmed as a Federal Judge. He was nominated to the Federal Court by President George H. W. Bush in September 1991 and was a member of the Court until he retired in February 2013. Judge Legg served as Chief Judge of the United States District Court for the District of Maryland from 2003 to 2010. Since retiring, Judge Legg has served as an arbitrator and mediator with JAMS, a global provider of dispute resolution services.

Based on Judge Legg’s prior experience as a practicing attorney and Judge for the United States District Court, coupled with his knowledge of federal law, the Board believes Judge Legg has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Judge Legg should continue to serve as a director for the Company.

Christopher S. Ripley has served as President & Chief Executive Officer since January 2017. From April 2014 to January 2017, he served as Chief Financial Officer. Prior to Sinclair, Mr. Ripley was a managing director at UBS Investment Bank’s Global Media Group and served as head of the Los Angeles office where he managed, advised and structured various financings and merger and acquisition transactions in the broadcast and entertainment sectors. Prior to UBS, Mr. Ripley was a principal in Prime Ventures and an analyst at Donaldson Lufkin & Jenrette.  Mr. Ripley graduated from the University of Western Ontario, Richard Ivey School of Business, with a Bachelor of Arts in Honors Business Administration. Mr. Ripley serves as an Investor Director of hibu, a provider of digital marketing solutions to local businesses.

Lucy A. Rutishauser has served as Executive Vice President / Chief Financial Officer since February 2020. She served as Senior Vice President / Chief Financial Officer from March 2018 until February 2020, as Senior Vice President / Chief Financial Officer / Treasurer from January 2017 to March 2018, as Senior Vice President / Corporate Finance / Treasurer from December 2013 to January 2017, as Vice President / Corporate Finance / Treasurer from November 2002 to December 2013, as Treasurer from March 2001 to November 2002, and as Assistant Treasurer from 1998 until March 2001. From 1996 to 1997, Ms. Rutishauser was the Assistant Treasurer for Treasure Chest Advertising Company. From 1992 to 1996, Ms. Rutishauser served as Director of Treasury for Integrated Health Services, Inc. From 1988 to 1992, Ms. Rutishauser held various treasury positions with Laura Ashley, Inc. and the Black and Decker Corporation. Ms. Rutishauser graduated magna cum laude from Towson University with a Bachelor of Science degree in Economics and Finance and received her M.B.A., with honors from the University of Baltimore. Ms. Rutishauser is a member of the National Institute of Investor Relations, the Media Financial Management Association, and the Association of Finance Professionals. Ms. Rutishauser is a Board and Audit Committee member of Learning Undefeated and a Board member for CAST.ERA.

Robert D. Weisbord has served as Chief Operating Officer and President / Broadcast since February 2022. Prior to that, he served as President / Broadcast and Chief Advertising Revenue Officer since August 2020, President / Broadcast from January 2020 to August 2020, Senior Vice President / Chief Revenue Officer from December 2017 to January 2020, Chief Operating Officer of Sinclair Digital Group from January 2014 to December 2017, Vice President / New Media from June 2010 to January 2014, and Director of Digital Interactive Marketing from 2008 to June 2010. From 1997 to 2008, he served in various management positions for the Company including Regional Group Manager, General Manager for the Company’s Las Vegas duopoly of KVMY-TV and KVCW-TV, and Director of Sales. Prior to that, and from 1993, he was National Sales Manager for WTVT-TV in Tampa, Florida. Mr. Weisbord began his broadcasting career in the radio industry with Family Group Broadcasting in 1985. Mr. Weisbord holds a Bachelor of Science degree in Business Management and a Master of Business Administration degree from the University of Tampa.

David B. Gibber has served as Senior Vice President / General Counsel since April 2019 and has overseen the Distribution and Network Relations team since July 2021. Prior to that, from October 2011 to April 2019, he served as Vice President / Deputy General Counsel, Deputy General Counsel / Director of Legal Services, and Legal Counsel. Prior to joining Sinclair, he was associated with Gordon Feinblatt, LLC in Baltimore, Maryland. Mr. Gibber received his J.D. degree from the University of Maryland School of Law, where he graduated magna cum laude, Order of the Coif.

Brian S. Bark has served as Executive Vice President / Chief Information Officer since February 2022. Prior to that, he served as Senior Vice President / Chief Information Officer from February 2020 to February 2022 and Vice President / Chief Information Officer from June 2018 to February 2020. Mr. Bark is an expert in designing and executing transformational enterprise information strategies and innovation that drive business growth. Prior to joining Sinclair, he most recently served as Chief Business and Innovation Strategist, Office of the CTO, at Hewlett Packard Enterprise and held multiple CIO and Executive leadership positions over fifteen years at the Smiths Group, Plc. His diverse industry background includes wireless telecommunications, defense, medical devices, and energy services. Mr. Bark holds a Master of Science in Information Systems degree from UMBC and a Bachelor of Arts in Communications degree from North Carolina State University.

David R. Bochenek has served as Senior Vice President / Chief Accounting Officer since December 2020. Prior to that he served as Senior Vice President / Chief Accounting Officer / Corporate Controller from March 2018 to November 2020, as Senior Vice President / Chief Accounting Officer from December 2013 to February 2018, as Vice President / Chief Accounting Officer from May 2005 to December 2013, and as Chief Accounting Officer from November 2002 to April 2005. Mr. Bochenek joined Sinclair in March 2000 as the Corporate Controller. Prior to joining Sinclair, Mr. Bochenek was Vice President, Corporate Controller for Prime Retail, Inc. from 1993 until 2000. From 1990 to 1993, Mr. Bochenek served as Assistant Vice President for MNC Financial, Inc. and prior to that held various positions in the audit department of Ernst & Young, LLP. Mr. Bochenek received his Bachelor of Business Administration in Accounting and Master of Science in Finance from Loyola University, Maryland. Mr. Bochenek is a Certified Public Accountant and is Chairman and a member of the board for Media Financial Management Association (MFM).

Justin L. Bray has served as Senior Vice President / Treasurer since February 2022. Prior to that, he served as Vice President / Treasurer from March 2018 to February 2022, Vice President / Corporate Controller from 2014 to March 2018, and Corporate Controller from September 2011 to 2014. Prior to joining Sinclair, he held various positions, most recently as Senior Manager from 2008 to 2011 within the audit department of PwC. Mr. Bray received his Bachelor of Business Administration degree in Accounting and Master of Business Administration degree from Loyola University Maryland. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants.

Jeffrey E. Lewis has served as Chief Compliance Officer since January 2021. Prior to joining Sinclair, Mr. Lewis served as General Counsel & Chief Compliance Officer for Pinnacle Propane, LLC from July 2018 to January 2021; served as Vice-Chair on the Governing Board of the Suicide Crises Center of North Texas, served on the Advisory Board of Per Scholas, and served on the Board of Trustees of the Dallas Historical Society from October 2017 to July 2018; served as Senior Vice President-Compliance and Chief Accessibility Officer for AT&T from April 2015 to October 2017; and served as Vice President-Legal / General Attorney & Associate General Counsel and senior legal positions for AT&T from February 2002 to April 2015. Prior to those positions, Mr. Lewis was in private practice, specializing in corporate and technology law, was an enforcement attorney for the U.S. Securities & Exchange Commission, and was an Assistant District Attorney for the Manhattan District Attorney’s office. Mr. Lewis holds his Bar licenses in both Illinois and New York, and received his J.D. from Rutgers University School of Law and his LL.M. (in Corporations Law) from New York University School of Law.

Delbert R. Parks, III has served as President of Technology since March 2022. Prior to that, he served as Executive Vice President / Chief Technology Officer from February 2020 to March 2022, as Senior Vice President / Chief Technology Officer of Sinclair Television Group, Inc. from November 2014 to February 2020, as Senior Vice President / Operations and Engineering from December 2013 to November 2014, and as Vice President / Engineering and Operations from 1996 to December 2013.  From 1985 to 1996, he was Director of Operations and Engineering for WBFF-TV in Baltimore, Maryland.  He has held various operations and engineering positions with us for the last 50 years.  He is responsible for planning, organizing, and implementing operational and engineering policies and strategies as they relate to technical infrastructure, media operations, engineering, advertising technology, ATSC 3.0 digital technology and Sinclair facilities.  Mr. Parks is a SMPTE (Society of Motion Picture and Television Engineers) Fellow and is a member of the Society of Broadcast Engineers.  He is on the Board of Directors of the Baltimore Area Council, Boy Scouts of America. Mr. Parks is also a retired Army Lieutenant Colonel who held various commands during his 26-year reserve career.

Steven S. Rosenberg has served as President / Bally Sports since September 2020. Prior to joining Sinclair, Mr. Rosenberg was retired from November 2011 to September 2020, while also serving as an independent consultant to businesses in the sports and entertainment industry. From January 2008 to November 2011, he served as Chief Executive Officer of Prime Visibility Media Group, a digital marketing firm. Mr. Rosenberg worked at Universal Studios for more than 20 years, until June 2006. In 1997, he was named president of Universal Domestic Television and in 2001 added co-president of Universal Television and World-Wide Distribution, where he was responsible for all programming, production, distribution, legal and business affairs, content development, promotion, marketing and all new media activities across all markets globally. Prior to that, he started his career with Universal in sales and went on to serve as vice president of eastern sales and national sales manager and then executive vice president of sales.

Scott H. Shapiro has served as Chief Development Officer, and Chief Operating Officer and Chief Financial Officer / Bally Sports, since May 2021. Prior to that, he served as Senior Vice President, Chief Development Officer and Chief Strategy Officer / Sports from July 2020 to May 2021, he served as Senior Vice President / Chief Development Officer from February 2020 to July 2020, Senior Vice President / Corporate Development from 2019 to February 2020, Vice President / Corporate Development from 2016 to 2019, Senior Director / Corporate Development from 2015 to 2016, Finance Director from 2013 to 2015, and Finance Manager / Special Projects from 2011 to 2013. Prior to joining Sinclair, Mr. Shapiro worked in Institutional Equity Research at Morgan Stanley from 2007 to 2011, was Co-founder and Managing Partner of Proprietary Research, LLC from 2006 to 2007, and, prior to that, worked in Institutional Equity Research at Prudential Equity Group and in the audit and tax departments at both KPMG LLP and PwC. Mr. Shapiro is on the boards of YES Network, Marquee Sports Network and ScoreStream, Inc., a high school and local sports app and platform. Mr. Shapiro holds a Bachelor of Arts degree in History from the University of Rochester and a Master of Business Administration degree from the University of Virginia’s Darden School of Business.

Kenneth A. Solomon has served as President / Tennis Channel Inc. since the acquisition of Tennis Channel Inc. in March 2016, where he served as Chairman/Chief Executive Officer from April 2005 to March 2016. Prior to that, Mr. Solomon was founding President of the Fine Living Network for EW Scripps and SVP of Scripps Networks (Food, HGTV and DIY). Additionally, he previously served as a formative head of DreamWorks SKG Television, as founding President of digital broadcast data-caster iBlast, Inc., as President of Universal Studios Television, a leading broadcast and cable network and scripted syndication production, marketing and business operations, and as EVP - Network Distribution for Fox Broadcasting Co, where he helped co-launch the FX Network. He began at Fox in TV syndication as EVP & General Sales Manager for 20th Television after managing the Eastern Region’s sales efforts at The Walt Disney Co.’s reinvigorated Buena Vista TV as Vice President. Mr. Solomon began his career at Paramount Domestic Television, gaining promotions from intern to Eastern Divisional Manager. Mr. Solomon serves as Chairman of Ovation TV and is a director of LiveXLive - the music streaming platform. He holds a Bachelor of Arts degree in Sociology from the University of California, Los Angeles.

Donald H. Thompson has served as Executive Vice President / Chief Human Resources Officer since February 2020. Prior to that, he served as Senior Vice President / Human Resources from December 2013 to February 2020, as Vice President / Human Resources from November 1999 to December 2013, and as Director of Human Resources from September 1996 to November 1999. Prior to joining Sinclair, Mr. Thompson was a Human Resources Manager for NASA at the Goddard Space Flight Center near Washington, D.C. Mr. Thompson holds a Bachelor of Psychology degree and a Certificate in Personnel and Industrial Relations from University of Maryland, and an MS in Business / Human Resource & Behavioral Management and a Master of Business Administration degree from Johns Hopkins University. Mr. Thompson is a member of the Society for Human Resource Management.

CORPORATE GOVERNANCE

Recent Developments. Sinclair takes corporate governance and responsibilities to its stakeholders very seriously. We remain committed to finding the best representation to drive success in the organization in the years ahead. Diversity of thought, skills, background, and experience are important elements the Company looks for in its leadership team. In 2021, we took a number of actions to strengthen our governance. We hired a Chief Compliance Officer and made some changes to our Board of Directors structure, including adding a Regulatory Committee and a Nominating and Corporate Governance committee. In 2021, Laurie R. Beyer was added to the Board as a new independent director and our first female Board member and, in 2022, the Board nominated Dr. Benjamin S. Carson, Sr. to become a new independent director and our first racially diverse Board member. Cybersecurity is a governance risk that remains a high priority. Both before and after the ransomware incident in October 2021, described in our 2021 Annual Report on Form 10-K under Item 1A. Risk Factors - We have experienced a cyber security breach in the past and may be vulnerable to future security breaches, data privacy, and other information technology failures that could have a material adverse effect on our financial performance and operating results and disrupt our operations, we made investments and took steps to enhance our existing cybersecurity measures and governance. In June 2021, we hired our first Chief Information Security Officer to lead our information security program across all business functions. We implemented an endpoint detection and response tool, engaged an additional cybersecurity firm to provide continuous monitoring of our network, and deployed additional technical safeguards. We instituted security evaluation measures for our vendors, developed and deployed metrics and methods to measure the efficacy of our cyber security initiatives and data, and launched a new security training and awareness platform. We have recently increased the frequency of our security training, are strengthening our security incident management policies, and are currently shaping a data protection initiative for upcoming deployment in 2022. Since the ransomware incident, our Board of Directors formed a cybersecurity subcommittee to provide greater oversight of the Company’s cybersecurity measures and preparedness. The cybersecurity subcommittee has received regular updates from Company management regarding the status of the response efforts and future cybersecurity plans, enabling the subcommittee to provide oversight of those issues. The Company is continuing to execute its plans to strengthen its existing cybersecurity defenses and intends to make further investments.
Board of Directors and Committees. In 2021, the Board of Directors held a total of eight meetings. All directors, with the exception of Mr. Robert E. Smith who attended via phone, attended in person the Annual Meeting held on June 28, 2021. All directors attended at least 75% of the meetings of the Board of Directors. All directors attended at least 75% of all meetings of the committees of the Board of Directors on which they served. It is the Board’s policy that the directors should attend our annual meeting of stockholders, absent exceptional cause.
The committees of the Board of Directors include an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Regulatory Committee, and from time to time special committees formed by the Board of Directors as may be necessary.

Corporate Governance Guidelines. The Board of Directors has adopted Corporate Governance Guidelines to assist it in carrying out its responsibilities with respect to, among other things, director qualifications, director responsibilities, Board committees, director access to officers and employees, director compensation, director continuing education, Executive Chairman and Chief Executive Officer (CEO) evaluation and management/director succession, the Board of Directors’ annual performance evaluation, and communications with stockholders and other interested parties. The Corporate Governance Guidelines are available on our website at www.sbgi.net.

Board Leadership Structure and Risk Oversight. The Board of Directors’ leadership structure is designed to promote efficient communication between management and the Board of Directors as well as between the various board committees and the Board of Directors while monitoring effective independent board oversight over the Executive Chairman, Chief Executive Officer and the Company’s risks. David D. Smith served as both the Chairman of the Board of Directors and Executive Chairman during 2021. Mr. Smith’s performance is reviewed annually by the Compensation Committee, which reports results to the Board of Directors. Christopher S. Ripley served as the Chief Executive Officer during 2021. Mr. Ripley’s performance is reviewed annually by the Board of Directors. The Compensation Committee consists entirely of independent directors pursuant to the Nasdaq Stock Market rules (the Nasdaq listing requirements). The Board of Directors appoints an independent director to preside over special committee meetings; however, no lead independent director of the Board of Directors exists. The Company deems this leadership structure appropriate for our Controlled Company (see Controlled Company Determination below). The Board of Directors does not have a prescribed policy on whether the roles of the Chairman of the Board of Directors and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of the separation of these positions. While the Company’s management is charged with managing the Company’s day-to-day risks, the Company’s financial risk oversight is primarily conducted by the Audit Committee, which consists entirely of independent directors for purposes of Nasdaq listing requirements and Rule 10A-3 under the Exchange Act. The Audit Committee reports financial risk oversight matters to the Board of Directors based on committee assessments and periodic reports from management. The Compensation Committee provides risk oversight concerning our compensation policies and practices as described below under Risk Assessment of Compensation Policies and Practices. The Regulatory Committee provides risk oversight concerning significant broadcast and other regulatory and compliance issues. The Board of Directors, with the assistance of management, is responsible for all other risk oversight measures, including cybersecurity risk. As described above, the Board of Directors recently formed a cybersecurity subcommittee to provide greater oversight of the Company’s cybersecurity measures and preparedness.

Risk Assessment of Compensation Policies and Practices. The Company does not pay a significant amount of incentive compensation to employees with the ability to take significant risks which could have a material adverse effect on the Company. Incentive compensation is primarily paid to sales personnel who are not executive officers of the Company and do not have the ability or authority to engage in significant risk-taking activity. While we pay incentive compensation to certain of our executive officers, it is not significant to the Company as a whole and we believe it is designed to minimize unnecessary risk taking by aligning each executive’s interests with those of our stockholders and by emphasizing long-term performance rather than promoting short-term risk taking at the expense of long-term returns. Our sales personnel and executive officers are incentivized to generate revenues and cannot participate in material speculative transactions or put material amounts of capital at risk without Board approval. As a result, the Company’s management, in consultation with the Company’s Compensation Committee, determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Controlled Company Determination. Our Board has determined that we are a “Controlled Company” for purposes of the Nasdaq listing requirements. A “Controlled Company” is a company of which more than 50% of the voting power is held by an individual, a group, or another company. Certain Nasdaq listing requirements do not apply to a “Controlled Company,” including requirements that: (i) a majority of its board of directors must be comprised of “independent” directors as defined in the Nasdaq listing requirements; and (ii) the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present. Our Board of Directors has determined that we are a “Controlled Company” based on the fact that the Smith brothers hold more than 50% of our voting power and are parties to a stockholders’ agreement that obligates them to vote for each other as candidates for election to the Board of Directors. The Smith brothers have been our executive officers and/or directors at all times since we became a publicly traded company in 1995. Currently, David D. Smith, Dr. Frederick G. Smith, and J. Duncan Smith are executive officers and directors and Robert E. Smith is a director.

Director Independence. The Board has determined that each of Messrs. Keith, Legg, and Friedman, Dr. Carson, and Ms. Beyer have no relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director and that he or she otherwise meets the independence criteria under the Nasdaq listing requirements.

Audit Committee. The members of the Audit Committee are Messrs. McCanna, Keith, and Leader and Ms. Beyer, with Mr. McCanna as its designated Chair. It is expected that, following the annual meeting, the members of the Audit Committee will be Mr. Keith, Dr. Carson, and Ms. Beyer, with Ms. Beyer as its designated Chair. The Audit Committee is governed by a written charter approved by the Board of Directors and available on our website at www.sbgi.net. The Audit Committee formally met four times during the year ended December 31, 2021.

The Board of Directors has determined that all current and proposed audit committee members are financially literate under the Nasdaq listing requirements and that each of Mr. McCanna and Ms. Beyer qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Exchange Act.

The Nasdaq listing requirements require that audit committees have at least three directors and that all directors be independent, as defined in the Nasdaq listing requirements and Rule 10A-3 under the Exchange Act. The Board has determined that Messrs. McCanna, Keith, Friedman, Leader, and Legg, Dr. Carson, and Ms. Beyer meet the independence criteria established in the Nasdaq listing requirements and the Exchange Act.

The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of Sinclair including compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of Sinclair’s internal control function. The Audit Committee is responsible for the appointment of Sinclair’s independent auditors, whose appointment may be ratified by the stockholders. The Audit Committee oversees our internal controls and risk management policies and meets with our independent auditor and management regarding our internal controls and other matters. The Audit Committee is responsible for reviewing compliance with Sinclair’s ethics policy and has established procedures for the receipt, retention, and treatment of complaints received by Sinclair regarding accounting controls or auditing matters and the confidential, anonymous submission by Sinclair’s employees of concerns regarding questionable accounting or auditing matters. The Audit Committee is also responsible for approving or ratifying related person transactions pursuant to Sinclair’s related person transaction policy. This policy is described in this proxy statement under the caption Related Person Transactions. The Regulatory Committee and the Audit Committee will keep each other regularly informed of their activities in matters of mutual interest and meet together at least twice annually to discuss such matters.

Compensation Committee. Nasdaq listing requirements require that compensation of executive officers be determined, or recommended to the Board of Directors for determination, either by a majority of the independent directors or a compensation committee comprised solely of independent directors. As a “Controlled Company,” we are not subject to this listing requirement. However, the Compensation Committee consists of Messrs. Keith, Friedman, McCanna, and Leader, with Mr. Keith as its designated Chair, all of whom meet the independence criteria established by the Nasdaq listing requirements. It is expected that, following the annual meeting, the members of the Compensation Committee will be Messrs. Keith, Friedman, and Legg, with Mr. Keith as its designated Chair, all of whom meet the independence criteria established by the Nasdaq listing requirements. The Compensation Committee is governed by a written charter approved by the Board of Directors and available on our website at www.sbgi.net. The Compensation Committee is charged with the responsibility for setting executive compensation, reviewing certain compensation programs, administering our equity incentive plans, recommending for inclusion in this proxy statement the Compensation Discussion and Analysis which is included in this proxy statement, preparing the compensation committee report required by SEC rules which is included in this proxy statement, and making other recommendations to the Board of Directors. The Compensation Committee formally met 10 times during the year ended December 31, 2021.

Each year, the Compensation Committee reviews the prior performance of each named executive officer, reviews the effectiveness of past compensation objectives, and approves the compensation policies and plans for the next fiscal year. The Compensation Committee assesses each named executive officer’s operational abilities, leadership skills, and potential to contribute to long-term stockholder value. The Compensation Committee provides risk oversight concerning our compensation policies and practices for executive officers. The Compensation Committee may form and delegate its authority to subcommittees when appropriate. Executive officers have access to the Compensation Committee to present and discuss their own performance and compensation plan. At times, the Compensation Committee may specifically request meetings with executive officers to gain a full understanding and exploration of assessed attributes. Our Executive Chairman, David D. Smith, and our CEO, Christopher S. Ripley, consult with the Compensation Committee on appropriate compensation for executive officers other than themselves. In addition, our Executive Vice President / Chief Human Resources Officer, Donald H. Thompson, presents information and recommendations to the Compensation Committee based on market evaluations.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Friedman, Keith, and Legg, with Mr. Friedman as its designated Chair, all of whom meet the independence criteria established by the Nasdaq listing requirements. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors and available on our website at www.sbgi.net. The Nominating and Corporate Governance Committee formally met five time during the year ended December 31, 2021.

The Nominating and Corporate Governance Committee is primarily responsible for (i) identifying and, after considering questions of independence and possible conflicts of interest, recommending nominees to the Board of Directors for approval of membership on the Board, (ii) annually reviewing and recommending changes with respect to non-employee director compensation to the Board, which review shall include a review of the director compensation of similarly situated companies, (iii) developing and making recommendations to the Board of Directors for the ongoing review and revision of our Corporate Governance Guidelines, which are a set of effective corporate governance principles that promote our competent and ethical operation, (iv) recommending to the Board of Directors director nominees for each committee; (v) planning officer and director succession and making an annual report to the Board of Directors on succession planning; and (vi) receiving comments from all directors and reporting annually to the Board of Directors with an assessment of the Board of Directors’ performance, to be discussed with the full Board of Directors following the end of each fiscal year or at such other time as the Nominating and Corporate Governance Committee shall determine, and assessing individual director performance and taking actions as it deems appropriate with respect to any such matter.

The Nominating and Corporate Governance Committee has not established an exhaustive list of specific minimum qualifications for board members, however, desired personal qualifications and attributes of directors include a commitment to representing the long-term interests of stockholders; industry knowledge; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity, and values; practical wisdom and sound judgment; and business and professional experience in fields such as operations, technology, finance/accounting, product development, intellectual property, law, multimedia entertainment, and marketing. The consideration of any candidate for director will be based on an assessment of the individual’s qualification as independent, as well as the individual’s diversity, background, skills, and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board of Directors at that time. The Nominating and Corporate Governance Committee will consider the extent to which a candidate’s membership would promote diversity among the Board of Directors, taking into account various factors and perspectives, including differences of viewpoints, professional experiences, educational background, skills and other individual qualities as well as race, gender, age and national origin.

The Nominating and Corporate Governance Committee will consider nominees proposed by stockholders. Although there is no formal policy regarding stockholder nominees, the Board of Directors believes that stockholder nominees should be viewed in substantially the same manner as other nominees. To recommend a prospective nominee for consideration, stockholders should submit the candidate’s name, contact information, biographical material, and qualifications in writing to Corporate Secretary, Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030. For more information regarding nominating a director, see Stockholder Proposals.

Regulatory Committee. The members of the Regulatory Committee are Messrs. Leader and Keith, both of whom meet the independence criteria established by the Nasdaq listing requirements, and Dr. Frederick G. Smith, with Mr. Leader as its designated Chair. It is expected that, following the annual meeting, the members of the Regulatory Committee will be Messrs. Keith and Legg, both of whom meet the independence criteria established by the Nasdaq listing requirements, and Dr. Frederick G. Smith, with Dr. Smith as its designated Chair. The Regulatory Committee is governed by a written charter approved by the Board of Directors and available on our website at www.sbgi.net. The Regulatory Committee formally met three times during the year ended December 31, 2021.

The Regulatory Committee is primarily responsible for exercising oversight responsibility on significant broadcast related, and any other regulatory and compliance, issues. The Regulatory Committee’s responsibilities include: (i) reviewing the Company’s compliance with relevant laws, regulations, orders, consent decrees and corporate policies governing the broadcasting industry; and (ii) overseeing the Company’s relationship with its regulators, including the Federal Communications Commission and the Department of Justice, including reviewing, with the appropriate members of management, the Company’s staffing and interactions with the regulators, including with respect to any inquiries or investigations. The Regulatory Committee and the Audit Committee are required to keep each other regularly informed of their activities in matters of mutual interest and meet together at least twice annually to discuss such matters.

Special Committee. From time to time special committees are formed by the Board of Directors as may be necessary. During the year ended December 31, 2018, the Board of Directors formed a special litigation committee as discussed in our 2018 Annual Report on Form 10-K. The Special Litigation Committee was comprised of Messrs. Leader, McCanna and Legg, all of whom meet the independence criteria established by the Nasdaq listing requirements, with Mr. Leader as its designated Chair. The Special Litigation Committee formally met 17 times during the year ended December 31, 2021. The Special Litigation Committee was disbanded by the Board of Directors on February 23, 2021.

Interested Party Communication with the Board. Stockholders and other parties interested in communicating directly with the Board, any Board committee, or any Director may do so by writing to Sinclair Board of Directors, c/o Corporate Secretary, Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030. Under the process adopted by the Board, letters we receive that are addressed to members of the Board are reviewed by our Corporate Secretary who will regularly forward a summary and copies of all such correspondence to the Board.

Concerns relating to accounting, internal controls, or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. Stockholder communications that constitute advertising or promotion of a product or service or relate to improper or irrelevant topics will not be forwarded to the Board, any board committee or any director.

Compensation Committee Interlocks and Insider Participation. The members of the Compensation Committee are Messrs. Keith, Friedman, Leader, and McCanna. None of the members of our Compensation Committee at any time has been one of our officers or employees.

The following executive officers are directors of other entities (excluding subsidiaries or entities in which we have a joint venture interest) that have a director or executive officer who is on our Board of Directors. David D. Smith, Dr. Frederick G. Smith, and J. Duncan Smith, all of whom are executive officers and on our Board of Directors, are directors and/or executive officers of other various companies controlled by them, including Cunningham Communications, Inc., Keyser Investment Group, Inc., and Gerstell Development, LP. Dr. Frederick G. Smith and J. Duncan Smith also control Beaver Dam, LLC along with Robert E. Smith. See Related Person Transactions for additional information regarding the previously mentioned executive officers and directors.

During 2021, none of the named executive officers participated in any final deliberations of our Compensation Committee relating to compensation of the named executive officers.

SINCLAIR VALUES

Human Capital. We believe that our ability to attract and retain the best employees is a cornerstone of our vision of connecting people with content everywhere. As of December 31, 2021, we had approximately 11,500 employees, including part-time and temporary employees. Approximately 1,800 employees are represented by labor unions under certain collective bargaining agreements.

In 2021, we were named one of the Baltimore Sun’s 2021 Top Workplaces, an award granted annually to the most dynamic and supportive local companies, based solely on independent employee surveys. We were honored as a 2021 Top Workplaces award winner in the large employer category for companies with 400+ employees in the Baltimore region, as well as a 2021 Top Workplace for Managers as a place where employees can learn, grow, and be supported and mentored by their managers at various levels throughout the company.

Corporate Culture. We are committed to maintaining a safe, ethical, and harassment free workplace. We recognize that our success as a team, and in our communications with one another, is grounded in our ability to trust team members to be fully engaged and to do the right thing. We support trusting relationships by offering clear guidance, structure, resources, and accountability. To this end, we maintain governance policies that apply to all of our directors, officers, and employees, including a code of business conduct and ethics, employee safety program, and no harassment and open-door policies. These policies are intended to help identify, provide mechanisms for reporting, and provide a framework for solving potential issues. These policies are reviewed and updated by management, together with the Board, as our needs grow and change and upon stakeholder feedback and changes in applicable laws, regulations, and stock exchange requirements.

We value and support diversity and inclusion at all levels. Diversity and inclusion have been fundamental from our very beginning and we take pride in being an equal opportunity employer. Diversity, inclusion, equal employment opportunity, and strong anti-discrimination policies go hand-in-hand. Our Diversity and Inclusion Statement establishes clarity and alignment throughout our organization, at all levels, regarding how we connect with each other by embracing diversity and promoting inclusion among our employees, viewers, and customers. All employees are asked to honor the intent of our Diversity and Inclusion Statement in their daily activities and decisions and are required to take part in workplace diversity training.

Over several decades, our local television stations have built recruiting and outreach programs that encourage diversity in our workforce. Our activities are designed to ensure broad outreach to potential applicants by widely disseminating information concerning job vacancies, providing notification to community groups, attending diverse job fairs, participating in other various recruitment outreach activities, and providing training to managers on equal employment opportunity and illegal discrimination.

In the past year, we formed the Employee Experience and Diversity and Inclusion working groups, developed mission statements for these areas, and emphasized focus on best practices to attract, retain and develop employees. We increased our recruiting outreach efforts to historically black colleges and universities, launched an employee reward and recognition program, and are in the process of filling our diversity-focused position of Culture and Talent Development Manager.

Employee Engagement. We regularly gather feedback from employees to gain an understanding of and improve our employee experience and to foster an engaged workforce. This feedback is used to help create new, and refine existing, employee related programs and processes. In 2020, we gathered results from a company-wide Remote Work Survey in order to gain insights about our business during the COVID-19 pandemic. 90% of responding employees agreed that they have been well-supported during the COVID-19 pandemic. In our 2021 “Sinclair Voice of the Employee Survey,” 83% of our employees reported that they are happy in their job and 84% felt like they are able to balance their work and other priorities in life.

Our Innovation project is a strategic lever that drives revenue, reduces waste, and engages employees to serve our customers and stockholders as a pioneer in the industry. We believe that the “next big idea” could come from anyone, anywhere and so, in 2020 we began an effort to gather innovative ideas from employees company-wide. At our fourth annual Innovation Summit in December 2021, we brought together over 150 innovators to learn, expand our thinking, celebrate, and spark new and different ideas.

Health, Safety, and Wellness. The health, safety, and wellness of our employees is vital to our success. We maintain and continuously enhance affordable health care and recently reduced the waiting period for benefits to begin for new employees, improved paid time off benefits, and expanded the use of sick leave to allow for when employees cannot work due to child or dependent care issues. We continuously work to improve our practices, policies, and benefits to make meaningful impacts on our employees’ professional and personal lives. We also sponsor an employee assistance program aimed at enhancing the physical well-being, as well as the financial and mental well-being, of our employees.

In response to the COVID-19 pandemic, we implemented safety protocols to protect our employees, including many of our employees continuing to work remotely while employees who cannot work remotely continue to follow the CDC protocols applicable to their work location, such as physical distancing, monitoring of the health and symptoms of employees and members of the employees’ households, wearing face coverings and limiting interaction.

Compensation. Our employee compensation includes market-competitive pay, a 401(k) plan, an employee stock purchase plan, healthcare benefits, paid time off and family leave, and employer paid life and disability insurance. We continue to improve our compensation offerings. In the last few years, we increased the number of hours of eligible vacation time rollover, increased our 401(k) match for all employees, and increased our minimum hourly wage to $15 for all applicable employees, including all employees whose minimum wage was previously tied to state and federal mandates. In 2022, we again offered our employees the opportunity for additional time off through the Vacation Exchange Program. In response to the COVID-19 pandemic, in 2020 we allowed eligible employees to cash out up to 40 vacation hours to assist with family hardships and we established a multimillion-dollar emergency fund to provide support to our RSNs freelancers, as the cancellation of certain live sports deprived these freelancers of work. In 2021, we implemented a Rewards and Recognition Program that provides a framework for leaders to recognize and reward individual employees and teams for exceptional performance.

Social Responsibility. As a local news broadcaster, we believe it is our responsibility to raise issues of local importance, through deep investigative reporting at our stations, and provide critical and relevant information to our viewers, including crucial news updates during potentially life-threatening situations when our viewers need them most. Our commitment to local, results-driven journalism has been recognized with both national and regional awards. During 2021, our stations received 300 journalism awards, including 77 regional Emmy awards, and 37 Regional and one National RTDNA Edward R. Murrow awards which are awarded to recognize local and national news stories that uphold ethics, demonstrate technical expertise, and exemplify the importance and impact of journalism as a service to the community. More importantly than its award recognition is the impact our reporting has on the communities we serve. We are committed to getting results for the people living in the communities we serve. Our journalists’ ground-breaking reports have prompted internal government investigations as well as changes in government policies and new state and federal laws and our unique reporting in under-served arenas has sparked much-needed public engagement on topics of high local importance and concern. Recently, WBFF’s “Project Baltimore” uncovered systemic failures within the Baltimore County and Baltimore City Public School Systems, which resulted in a change in Maryland state law in 2021 and a Baltimore City Public School system internal investigation; WJLA’s “Spotlight on America” exposed the Food and Drug Administration’s lack of response to lab evidence of high levels of toxic elements in baby foods, which resulted in a Congressional Report released in February 2021; WICS’s “Project Illinois” uncovered numerous problems in the Illinois Department of Child and Family Services, which led to Ta’Naja’s Law (HB 1551) as well as a number of other pieces of protective legislation signed into law in Illinois in 2020 and 2021; KOMO’s “The Fight for the Soul of Seattle,” a documentary on Seattle’s on-going battle with drug addiction, homelessness, policing, and crime, has garnered more than 3.5 million views and 32,000 viewer comments on YouTube since it aired in December 2020; and WGME’s I-Team exposed how a suicide prevention hotline, set up by Congress to help U.S. Veterans, was failing to geolocate desperate callers to the crisis line, resulting in a new federal law signed in December 2020 to remedy the issue. These stories and countless others are examples of our ongoing commitment to relentless accountability reporting on behalf of voiceless viewers who live in the communities we are proud to serve.

We provide our viewers with “Town Halls,” which bring together our viewers to discuss major local and national topics. In 2021, we produced 162 Town Halls covering a variety of topics. We organized 14 political debates and our stations produced 12 discussions on crime, police funding, and the rights of the African American community, over 20 productions on COVID-19, and over 20 Baltimore Town Halls, focused in each Councilmanic District. Since launching our commitment to give a voice to our viewers, our Town Halls have produced over 990 hours to educate and address the needs of our audience.

In February 2022, we announced the return of “Connect to Congress,” a multimedia initiative that enables Members of Congress in Sinclair’s news markets to speak directly to their constituents on a regular basis, through their local TV news stations. Via cameras set up in the Rotunda and connected via remote to Sinclair’s local stations, when Congress is in session, anchors and reporters conduct interviews with lawmakers about the key issues affecting constituents. This also offers the hundreds of Congressional Members in Sinclair’s news markets their own media voice in their home districts. On average, over 300 interviews are conducted through Connect to Congress each year.

We believe it is our responsibility to get involved in our local communities. During 2021, we partnered with the Salvation Army to raise funds for those impacted by tornadoes through the “Sinclair Cares: Tornado Relief” campaign and to urge our viewers to help increase U.S. blood supplies by donating blood, time, or financial contributions through the “Sinclair Cares: Roll Up Your Sleeves” campaign. Our partnership with the Salvation Army will continue into 2022 with events to raise funds for local communities in need. Through the “Sinclair Cares: Supporting All Veterans” campaign, we partnered with Disabled American Veterans (DAV) to encourage our viewers and employees to support veterans in their communities or provide financial contributions to help DAV offer free support services to more than a million veterans across the U.S. each year. Our stations and regional sports networks also sponsor countless philanthropic campaigns and events such as health expos, parades, and blood drives in their local markets and contribute to local charities. We encourage not only our stations and regional sports networks, but also our employees to engage in the communities in which we serve and live. Through our continued partnership with the Salvation Army and over 360 local partner organizations in the communities in which we operate, and with the support of our local TV stations, regional sports networks, and digital properties, we helped to raise over $38 million in 2021 for non-profit organizations, schools, agencies, and local disaster relief, including our direct donations of more than $600 thousand; collected more than 3.4 million pounds of food; provided more than 1.5 million meals; and collected toys, backpacks, school supplies, units of bloods, and coats for those in need. In addition, we donated more than 1,500 hours, or approximately $13 million, of airtime. In March 2022, we launched the Sinclair Cares: Ukraine Relief fundraiser with the Global Red Cross, which raised over $215,000, including a $50,000 match from the Company, to help with the Global Red Cross’ humanitarian relief efforts on the ground in Ukraine and neighboring countries to provide food, fuel, medical supplies, and first aid training support.

In 2016, we established our Diversity Scholarship Fund to provide support to college students demonstrating a promising future in the broadcast industry. In 2021, we selected seven winning applicants for the scholarship. Since launching, Sinclair has distributed more than $100,000 to students from underrepresented minority groups who need financial assistance to complete their education.

Environmental Responsibility. Our business primarily relates to providing content to consumers digitally, so while we are not a material generator of direct emissions from controlled sources, we are a significant user of electricity and do recognize that we all have a role to play in protecting the environment. We have accelerated actions within our organization to lessen our use of electricity over time and to measure and eventually report on our electricity usage. Our sustainability group is tasked with finding ways to help lower our carbon footprint through lowering our electricity consumption, purchasing greener supplies, and recycling. One such initiative is the efforts we are undertaking in proactively replacing our existing lighting with LED lighting, which has the potential to provide approximately 14 Gigawatt hours of annualized energy savings. We are also in the process of replacing HVAC equipment and television transmitters, which is also expected to generate meaningful electricity savings. Since 2017, we have installed 105 new, energy efficient television transmitters, which are typically 25% more energy efficient than the units that they replace and generate less waste heat, and are currently installing, or have plans to install, an additional 44 during 2022 and 2023. Throughout the organization, we are seeking to reduce the use of paper products and, whenever possible, recycling paper, electronics, and other items. We were one of only 19 organizations recently recognized by Office Depot for being a leader in green purchasing, recognizing our high degree of expenditures with eco-friendly attributes such as recycled content, energy-efficiency, and reduced use of harsh chemicals. In 2021, we launched a contest within the Company to collect ideas from all our employees on ways that we can positively impact the environment and promote sustainability. The winning idea, as voted on by the employees, was to implement a battery recycling program. We are starting a pilot program at a number of our stations to recycle batteries and, if the pilot proves successful, hope to roll out a battery recycling program across the Company by the end of 2022.

In addition to our direct efforts to reduce our impact on the environment, we produce informational and educational news stories to increase our viewers’ general awareness of environmental issues and programs by providing them information on how they can participate in improving environmental sustainability.

REGULATORY COMMITTEE REPORT

The purpose of the Regulatory Committee is to exercise oversight and responsibility on significant broadcast related and any other regulatory and compliance issues, including reviewing the Company’s compliance with relevant laws, regulations and corporate policies governing the Company’s activities. The Regulatory Committee was formed in August 2020 and met three times during the year ended December 31, 2021 (with two of those meetings held jointly with the Audit Committee).

During 2021, the Regulatory Committee received reports and updates from the Company’s Chief Compliance Officer regarding the Company’s compliance with the terms of the Company’s Consent Decree (“Consent Decree”) with the Federal Communications Commission (“FCC”) (File No: EB-IHD-16-00021748) and the Final Judgment (“Final Judgment”) in U.S. v. Sinclair Broadcast Group, Inc., et. al., 18-cv-2609 (D.D.C.). The Regulatory Committee also provided oversight of the Company’s compliance activities, including: required compliance outreach and training under the Consent Decree and Final Judgment; audits of the Company’s covered broadcast stations, as required under the Consent Decree; enhanced compliance training to management, including training related to federal regulatory requirements, Code of Business Conduct, ethical sales practices, prohibitions on anti-competitive behavior, and compliance with the Company’s Related Person Transaction (conflict of interest) Policy. The Chief Compliance Officer provided the Regulatory Committee with updates on the Company’s compliance outreach initiatives, including communicating to management the importance of operating with integrity and compliance with laws. The Committee also provided oversight of the Company’s relations with its regulators, including compliance meetings with FCC staff and the Company’s response to inquiries involving pending matters, including responses to requests for information issued by the FCC.

The Regulatory Committee received regular updates from the Chief Compliance Officer related to developing, implementing, administrating, and updating the Company’s compliance program, including compliance with the settlement stipulation in the Fire and Police Retiree Health Care Fund, San Antonio, et al vs. David D. Smith, et al (Civil Action No. 1:18-cv-03670-CCB-consolidated with Civil Action No. 1:18-cv-03952-CCB), the Consent Decree and the Final Judgment. The Chief Compliance Officer reviews certain reports required to be filed with various regulatory authorities, including the FCC. He continues to work closely with the Company’s Legal Department and directly with the Company’s General Counsel. The Chief Compliance Officer reports to the Company’s Chief Executive Officer and provides updates to the Regulatory Committee, the Audit Committee, and others at the Company, including the Company’s Board.

Regulatory Committee

Martin R. Leader, Chairman
Daniel C. Keith
Frederick G. Smith

DIRECTOR COMPENSATION FOR 2021

The following table sets forth certain information regarding compensation for services rendered by our non-employee directors during the year ended December 31, 2021.

Name (a)	Fees Earned or Paid in Cash	Stock Awards (b)	All Other Compensation		Total
Robert E. Smith	$47,000	$224,531	$—	(c)	$271,531
Laurie R. Beyer	45,250	224,531	—		269,781
Howard E. Friedman	81,500	224,531	—		306,031
Daniel C. Keith	96,000	224,531	—		320,531
Martin R. Leader	120,625	224,531	—		345,156
Benson E. Legg	103,000	224,531	—		327,531
Lawrence E. McCanna	113,500	224,531	—		338,031

(a)Compensation for David D. Smith, our Chairman of the Board and Executive Chairman, is reported in the Summary Compensation Table included in this proxy statement. Dr. Frederick G. Smith and J. Duncan Smith are omitted from this table, as they serve as executive officers, but are not named executive officers and do not receive additional compensation for services provided as directors.
(b)On the date of our annual meeting, each non-employee director received a grant of 6,548 unrestricted shares of Class A Common Stock pursuant to the 1996 Long-Term Incentive Plan for services rendered during the preceding year, at a value of $34.29 per share of Class A Common Stock. The amount presented represents the grant date fair value of the stock award computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.
(c)Robert E. Smith is a participant in our company sponsored health care plan. Mr. Smith pays standard premiums pursuant to the plan; however, unlike a typical company participant, he is required to reimburse the Company for any health care costs in excess of $400,000. During 2021, Mr. Smith’s health care costs did not exceed $400,000, nor did they exceed the premiums he paid; therefore, we did not have to pay for any costs during the year.

Non-employee directors receive $35,000 for their services as a director. The Audit Committee Chairman receives an additional $7,500 annually; the Special Litigation Committee Chairman receives an additional $12,500 annually; and the Compensation Committee Chairman, Nominating and Corporate Governance Committee Chairman, and Regulatory Committee Chairman each receive an additional $6,000 annually. Non-employee directors also receive $2,000 for each Board of Directors meeting attended; $2,500 for each Audit Committee meeting and Special Litigation Committee meeting attended; and $1,500 for each Compensation Committee meeting, Nominating and Corporate Governance Committee meeting, and Regulatory Committee meeting attended. We reimburse our directors for any business-related travel expenses. Additionally, each non-employee director is granted unrestricted shares of Class A Common Stock upon election or re-election to the Board on the date of our annual meeting of stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction. In this section, we discuss certain aspects of our compensation program as it pertains to our Executive Chairman; President and CEO; Executive Vice President / Chief Financial Officer (CFO); Chief Operating Officer and President / Broadcast; and Senior Vice President / General Counsel in 2021. These individuals represent our principal executive officer, our principal financial officer, and our next three most highly compensated executive officers during 2021. We refer to these five persons throughout this proxy statement as the “named executive officers.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.
We believe that the performance of each of the named executive officers has the potential to impact both our short-term and long-term profitability. Our Board of Directors has established a Compensation Committee that is responsible for establishing and administering our named executive officers’ and other key employees’ compensation. The Compensation Committee consists of four non-employee directors, all of whom are independent under the Nasdaq listing requirements.

General Philosophy, Objectives and Design. We believe that our people are our most valuable resource and that the dedication and quality of our named executive officers are vital to the long-term interests of our stockholders. We have established a compensation program for our executive officers that is competitive and designed to support our strategic goals. The primary objectives of our compensation program are to attract and retain the best available people while efficiently utilizing available resources, to enhance the executive officers’ overall performance, to align the long-term interests of our executive officers with those of our stockholders, to improve our overall business performance and to reward individual performance. This is accomplished through a combination of base salary, long-term incentive compensation, and cash bonus designed to be competitive with comparable employers in the broadcast and media industry. The Compensation Committee considers both the Company’s overall performance and the individual’s performance when setting compensation levels. However, there are no set guidelines or policies outlining the weight of each, as the Compensation Committee assesses each factor at its discretion.

Stockholder Say on Pay Considerations. We provide our stockholders with the opportunity to cast an advisory vote every three years to approve our executive compensation (also known as “Say on Pay”). In 2020, approximately 95% of our stockholders that voted approved our executive compensation. Our Board and our Compensation Committee considered the strong voting results as a stockholder endorsement of our executive compensation policies and practices, and we intend to continue to emphasize our pay-for-performance compensation philosophy that aligns long-term interests of our executives with those of our stockholders. We hold a triennial stockholder advisory vote on the compensation of our named executive officers with the next vote at the 2023 annual meeting of stockholders.

Compensation Process. Each year, the Compensation Committee reviews the prior performance of each executive officer, reviews the effectiveness of past compensation objectives and approves the compensation policies and plans for the next fiscal year. The Compensation Committee assesses each executive officer’s operational abilities, leadership skills, and potential to contribute to long-term stockholder value. Executive officers have access to the Compensation Committee to present and discuss their own performance and compensation plan. At times, the Compensation Committee may specifically request meetings with executive officers to gain a full understanding and exploration of assessed attributes. Messrs. Smith and Ripley consult with the Compensation Committee on appropriate compensation for executive officers other than themselves. In addition, our Executive Vice President / Chief Human Resources Officer, Donald H. Thompson, presents information and recommendations to the Compensation Committee based on market evaluations. In determining the amount of executive officer compensation each year, the Compensation Committee reviews competitive market data from the broadcast and media industry as well as other similarly sized companies comparable to us, including those companies we have determined to be in our peer group. During 2021, the Compensation Committee did not benchmark executive officer compensation against competitive market data in our peer group. However, when determining the levels of base salary, cash bonuses, and equity awards of our executive officers, our Compensation Committee uses market data in combination with an analysis of other factors including company and individual performance and executive officer responsibilities.

The peer group is made up of a mix of media companies with revenues and market capitalization both greater and less than that of the Company to ensure that our compensation practices are reasonable in light of both industry trends and the size of the Company. For 2021, the Compensation Committee determined that our peer group consisted of the following companies in our industry:

– AMC Networks Inc.	– Fox Corp.	– Nexstar Media Group, Inc.
– Cumulus Media, Inc.	– Gray Television, Inc.	– Paramount Global
– Discovery Inc.	– iHeartMedia Inc.	– Tegna Inc.
– E.W.Scripps Company	– Meredith Corporation	– The New York Times Company
– Entravision Communications Corp.

In addition, the Compensation Committee considers information from salary surveys to evaluate compensation for similar positions taking into account geographic location and the companies’ revenue size. These surveys include Salary.com / CompAnalyst, Towers Watson, and Mercer reports. While we review these surveys, we do not formally engage these firms as outside consultants.

All final compensation decisions regarding executive officers are made by the Compensation Committee, which is comprised solely of independent directors.

Primary Elements of Compensation. We provide a competitive mix of compensation elements that align executive officer compensation with stockholder value. Our compensation program includes both short and long-term compensation in the form of base salary, long-term incentive compensation and cash bonus, as discussed below. We believe that these compensation components provide an appropriate mix of fixed and variable pay, balance short-term operational performance with long-term stockholder value and encourage executive recruitment and retention, which aligns with our compensation philosophy and objectives.

Base Salary. Base salaries are not objectively determined, but instead reflect levels that we concluded were appropriate based upon our general experience. Base salary is designed to provide competitive levels of compensation to our executive officers based upon their experience, professional status, accomplishments, duties, and scope of responsibility. As noted above under Compensation Process, also taken into consideration when establishing base salaries are salaries paid by our competitors for similar positions within the broadcast and media industry, as well as salaries paid by companies outside of our industry for comparable positions. In addition to market comparisons, the Compensation Committee considers individual performance when determining base salary.

Long-Term Incentive Compensation. Our compensation program includes long-term incentive compensation, paid in the form of restricted stock awards, stock-settled appreciation rights (SARs), stock options, and other long-term incentive cash bonuses including a Special Longevity Bonus payable to certain executive officers pursuant to their respective employment agreements (see Employment Agreements below). We have elected to pay long-term incentive compensation in order to provide an incentive for our executive officers to provide strong returns to our stockholders, to better align the interests of our executive officers with those of our stockholders, to continue long-term leadership in the service of the Company and to ensure a competitive compensation program given the market prevalence of equity compensation.

Our restricted Class A Common Stock awards are granted pursuant to the Company’s 1996 Long-Term Incentive Plan (referred to in this section as the LTIP) and vest over two years if the executive officer is employed by the Company. Unvested shares immediately vest upon termination in the event of death or disability, termination by the Company without cause, termination by the executive officer for good reason, a change in control, or retirement either after age 65 or after age 55, if at such time the employee has had at least 10 years of service with the Company.

SARs granted pursuant to the LTIP have a 10-year term and are fully vested upon grant, vest over two years, or vest over four years. Upon exercise of SARs, the holder would receive a number of shares of Class A Common Stock, equal in value to the difference between the SARs’ base value (which is equal to the fair value of the Class A Common Stock on the date of grant) and the per share closing price of the Company’s Class A Common Stock on the date of exercise for the number of SARs being exercised. Unvested SARs immediately vest upon termination by the Company without cause, termination by the executive officer for good reason, or retirement either after age 65 or after age 55, if the employee has had at least 10 years of service with the Company. Upon a dissolution or merger, all unvested SARs shall vest and the executive officer has the right to exercise the unexercised portion of his or her SARs immediately prior to such event.

Stock options granted pursuant to the LTIP have a 10-year term, have exercise prices equal to the fair value of the Class A Common Stock on the date of grant, and may or may not have certain vesting conditions.

When granting equity awards, consideration is given to company and employee performance, but awards are made at the discretion of the Compensation Committee under no objective guidelines, with the exception of awards pursuant to employment agreements. Grants of equity awards are valued only at the closing price of our stock on the date of grant. We endeavor to make grants of equity awards at times when they will not be influenced by scheduled releases of information or while we otherwise do not possess material, non-public information, but we have no formal policy as to the timing of equity grants.

Certain executive officers are entitled to a Special Longevity Bonus, as defined in their respective employment agreements, providing for a single lump sum cash payment due to the executive officer at a specified future date. These Special Longevity Bonuses are time-based awards requiring the executive officer to remain employed by the Company for the term of the award.

Cash Bonus. Our compensation philosophy is to primarily award cash bonuses to those that have a direct influence on our ongoing revenue and television operating performance. Based on this criteria, in early 2021, the Compensation Committee determined that Mr. Ripley, our President and Chief Executive Officer; Ms. Rutishauser, our Executive Vice President and Chief Financial Officer; Mr. Smith, who oversees the development, implementation, and globalization of NEXTGEN TV, expansion of our news franchise, and public policy as it relates to the broadcast industry; and Mr. Weisbord, our Chief Operating Officer and President/Broadcast, would each be eligible to receive a performance-based cash bonus for 2021 performance. The purpose of Messrs. Ripley, Smith and Weisbord’s and Ms. Rutishauser’s cash bonus opportunity was to promote the attainment of specific financial goals and reward achievement of those goals. We favor an objective approach when measuring the cash bonus. The Compensation Committee determines at its discretion the maximum bonus amounts paid.

For 2021, Mr. Ripley’s and Mr. Smith’s cash bonus consisted of two components, a quarterly cash bonus and an annual cash bonus, and Ms. Rutishauser’s cash bonus consisted of a quarterly cash bonus. Messrs. Ripley and Smith were each eligible for maximum bonus amounts of $334,879 per quarterly period and for a maximum annual bonus of $669,758, dependent on the generation of certain Adjusted EBITDA targets, as described more fully below. Ms. Rutishauser was eligible for maximum bonus amounts of $100,000 per quarterly period, dependent on the generation of certain Adjusted EBITDA targets, as described more fully below. Quarterly bonuses were earned pro rata from zero starting at 92% to 100% of quarterly targeted Adjusted EBITDA. Messrs. Ripley and Smith and Ms. Rutishauser were eligible to receive the maximum amount of the available quarterly bonus payments for the year when 100% of the annual targeted Adjusted EBITDA was met even though on a quarterly basis the quarterly targeted Adjusted EBITDA was not met. Annual bonuses were earned pro rata from zero starting at 100% to 108% of annual targeted Adjusted EBITDA. For 2021, targeted Adjusted EBITDA for the first, second, third, and fourth quarters of 2021 was $13.8 million, $264.7 million, $381.0 million, and $195.0 million, respectively, and for the full year 2021 was $854.5 million. During the first, second, third, and fourth quarters of 2021, 1,374.36%, 167.93%, 122.23%, and 108.44%, respectively, of the targeted quarterly Adjusted EBITDA was achieved and Messrs. Ripley and Smith were each paid $334,879 in each quarter and Ms. Rutishauser was paid $100,000 in each quarter. During the full year 2021, 153.41% of targeted annual Adjusted EBITDA was met and Messrs. Ripley and Smith were each paid $669,758. In addition, for 2021, Ms. Rutishauser was awarded a $100,000 discretionary bonus, as determined by the Compensation Committee, for her outstanding performance in her role as CFO.

Adjusted EBITDA is a non-GAAP measure reflective of the operating performance of the entire company. Adjusted EBITDA is calculated as GAAP net income before income from non-controlling interests; provision (benefit) for income taxes; other expenses (income); loss from equity method investments; loss from other investments and impairments; loss (gain) from extinguishment of debt/insurance proceeds; interest expense; interest income; loss (gain) on sale of assets; goodwill and definite-lived intangible assets impairment loss; amortization of intangible assets and other assets; depreciation of property & equipment; total stock-based compensation; amortization of program contract costs; and amortization of sports programming rights; less cash film payments and cash sports programming rights payments, and further adjustment for non-recurring transaction and transition services, COVID, legal and regulatory costs. We believe this measure best captures Messrs. Ripley and Smith’s and Ms. Rutishauser’s ability to drive the performance of the Company.

For 2021, Mr. Weisbord’s cash bonus consisted of two components, a quarterly cash bonus and an annual cash bonus. Mr. Weisbord was eligible for maximum quarterly bonus amounts of $225,000 per quarterly period, 70% dependent on the generation of certain television broadcast cash flow (BCF) and 30% dependent on the generation of certain total advertising revenue, and for a maximum annual bonus of $200,000, dependent on the generation of certain BCF targets. BCF is a non-GAAP measure reflective of our television assets’ operating performance. BCF is calculated as GAAP operating income plus corporate general and administrative expenses, stock-based compensation, depreciation and amortization, impairments, non-media expenses, and other non-cash charges, less spectrum repack reimbursements, non-media revenues, non-cash revenue, and cash film payments. We believe BCF and advertising revenue best capture Mr. Weisbord’s influence over our revenue and television operation performance. During 2021, Mr. Weisbord’s quarterly bonuses were paid on a sliding scale. If actual quarterly BCF or advertising revenue was equal to or in excess of the targeted BCF or advertising revenue, as applicable, for a particular quarter, then 100% of the maximum quarterly bonus attributable to BCF or advertising revenue, as applicable, was paid. For any particular quarter, if actual quarterly BCF or advertising revenue, as applicable, was between 95% and 99.9% of targeted quarterly BCF or advertising revenue, as applicable, then 25% to 95% of the maximum quarterly bonus was paid as follows:

Percentage of Achievement of Targeted BCF	Payout Percentage of Maximum Quarterly Bonus for BCF
95 - 95.9%	25%
96 - 96.9%	40%
97 - 97.9%	65%
98 - 98.9%	80%
99 - 99.4%	90%
99.5 - 99.9%	95%

If actual quarterly BCF or advertising revenue, as applicable, was less than 95% of budgeted BCF or advertising revenue, as applicable, then no quarterly bonus was paid. However, if at the end of the year, the annual actual BCF or advertising revenue, as applicable, was greater than the annual targeted BCF or advertising revenue, as applicable, all or a portion of any missed quarterly bonus can be earned and his annual cash bonus is calculated as 5% of his maximum annual bonus for every 0.25% by which actual BCF exceeds the targeted annual BCF for the current year. For example, if actual BCF exceeds the targeted annual BCF for the current year by 0.25%, Mr. Weisbord would receive an annual cash bonus of $10,000 (5% of his $200,000 maximum annual bonus for 2021). For 2021, Mr. Weisbord's targeted BCF, which excluded net retransmission revenue and was adjusted for certain revenue and expense items for which Mr. Weisbord does not have direct responsibility or influence over, for the first, second, third, and fourth quarters was ($659.4 million), ($1,097.2 million), ($632.7 million), and ($499.5 million), respectively, and for the full year 2021 was ($2,888.8 million). For 2021, Mr. Weisbord's targeted advertising revenue, which was adjusted for certain revenue for which Mr. Weisbord does not have direct responsibility or influence over, for the first, second, third, and fourth quarters was $345.4 million, $486.8 million, $458.3 million, and $452.2 million, respectively, and for the full year 2021 was $1,742.7 million. During the first, second, third, and fourth quarters of 2021, greater than 100% of the targeted quarterly BCF was achieved and Mr. Weisbord was paid $157,500 in each quarter. During the full year 2021, 112.34% of the targeted annual BCF was achieved and Mr. Weisbord was paid a $200,000 annual bonus. During the first and second quarters of 2021, greater than 100% of the targeted quarterly advertising revenue was achieved and Mr. Weisbord was paid $67,500 in each quarter. During the third quarter of 2021, 97.28% of the targeted quarterly advertising revenue was achieved, but Mr. Weisbord was paid his full quarterly bonus of $67,500, per an exception approved by the CEO. During the fourth quarter of 2021, 99.56% of targeted quarterly advertising revenue was achieved and Mr. Weisbord was paid $60,750. During the full year 2021, 100.91% of the targeted annual advertising revenue was achieved and Mr. Weisbord was paid $6,750 as a recapture of his fourth quarter bonus.

In the event that certain events take place that were not contemplated at the time the targets were determined, the Compensation Committee can adjust the targets to exclude the effect of these events. Examples of such events include acquisitions, dispositions, and changes in accounting rules. The fourth quarter and full year 2021 targeted Adjusted EBITDA was adjusted for the sale of our radio broadcast stations in Seattle, WA at the end of the third quarter and sports rights payments that were expected to be paid during the fourth quarter, but instead were paid in 2022. In addition, we target the amount of Adjusted EBITDA, BCF, and advertising revenue used in individual bonus determinations at amounts commensurate with the executive’s sphere of influence.

For 2021, Mr. Gibber’s cash bonus consisted of a $250,000 discretionary bonus.

Formula Plan. In 2017, our Board of Directors adopted the Executive Performance Formula and Incentive Plan (Formula Plan), which provides an award pool, equal to not more than 10% of the Company's EBITDA for the plan period, in which awards consisting of cash, shares, equity awards, or a combination thereof are awarded to designated key executives by the Compensation Committee.

Participants in the Formula Plan are awarded a percentage of the award pool at the beginning of the plan period, with no one participant being awarded more than 50% of the award pool for any given plan period. The Compensation Committee may, at its discretion, reduce, but not increase, the maximum award for any participant and the size of the award pool.

All shares used to pay equity awards are granted under, and made subject to the terms of, the LTIP or any other Company equity compensation plan. For purposes of determining the number of shares subject to such equity awards, the Compensation Committee will value awards in the form of restricted stock, restricted stock units or other full-value share awards at the fair market value of the shares underlying the grant on the date of the equity award and will value awards in the form of options and stock appreciation rights at their fair value on the date of the equity award, as expensed by the Company under applicable accounting rules for purposes of the Company’s financial statements.

During 2020, Mr. Weisbord’s grant of SARs under the LTIP, per his employment agreement as described below under Employment Agreements, was required to meet the conditions of the Formula Plan.
Retirement Plan. Our compensation program includes a retirement plan designed to provide income following a named executive officer’s retirement. Our executive officers are eligible to participate in The Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan and Trust (the 401(k) Plan). Contributions made to the 401(k) Plan are matched by the Company, typically in the form of our Class A Common Stock. The match is calculated as 100% on the first 3% of compensation contributed plus 50% up to the next 2% of compensation contributed, subject to Internal Revenue Service regulations. In addition, the Compensation Committee has the ability to make additional discretionary contributions to the 401(k) Plan for the benefit of all employees including executive officers. Calculations of targeted overall compensation for executive officers do not include the benefits expected to be received under the 401(k) Plan. Executive officers participate in the 401(k) Plan on the same terms as all other employees.

Deferred Compensation Plan. Effective January 1, 2014, we established a nonqualified executive benefit plan (the Deferred Compensation Plan) provided to a select group of highly compensated employees as determined by the Company.  The plan is a voluntary program that allows participants to defer eligible compensation for a minimum of five years, up to normal retirement age, and make investment elections for the deferred compensation. Employees may defer up to 80% of their compensation and/or 100% of certain bonuses.  Participants may receive an employer discretionary match on their deferral, or other discretionary employer contributions.  Elective deferrals are 100% vested upon contribution.  Any employer discretionary contributions vest in increments of 25% each year of service, and are fully vested after four years of service, with all prior service credited towards vesting, or upon disability, death, or attainment of age 65.
Perquisites and Other Benefits. Perquisites and other benefits represent a minimal amount of the executive officers’ compensation. The Compensation Committee annually reviews the perquisites that executive officers receive. The primary perquisites for executive officers are tickets to sporting events and certain business entertainment events and related expenses.
Executive officers are also eligible to participate in our other benefit plans on the same terms as all other employees. These other plans include medical, dental and vision insurance, disability and life insurance, and the employee stock purchase plan.

Employment Agreements. We do not have employment agreements with David D. Smith or David B. Gibber. Below is a description of the employment agreements we have entered into with our other named executive officers:

Christopher S. Ripley. In March 2014, we entered into an employment agreement with Christopher S. Ripley, which was amended and restated in August 2017. The agreement does not have any specified termination date and we have the right to terminate the employment of Mr. Ripley at any time, with or without cause. Mr. Ripley received a base salary for 2021 of $1,339,515. Under the agreement, Mr. Ripley has the right to earn an annual performance bonus, which may include a cash portion thereof up to 150% of his base salary for the year in which such performance bonus is paid, at the discretion of the Company’s Compensation Committee (the Performance Bonus). Mr. Ripley’s employment agreement provides that in the event his employment is terminated by the Company without cause or by Mr. Ripley for good reason, Mr. Ripley will be entitled to a payment equal to the sum of (i) his annual base salary, (ii) the average of any cash portions of Performance Bonuses paid to him for the two calendar years immediately preceding the effective date of the termination, and (iii) the sum of any incentive compensation, including common stock grants, common stock option grants, SARs grants, and certain cash bonuses, made to him for the year immediately preceding the effective date of the termination. The severance payment due upon death or disability is equal to the current base salary through the end of the month in which termination occurs and one month of base salary for each full year of continuous employment, in addition to any earned but unpaid vacation time as of the termination date. The agreement also contains non-competition and confidentiality restrictions on Mr. Ripley.

Lucy A. Rutishauser. In March 2001, we entered into an employment agreement with Lucy A. Rutishauser, which was amended and restated in August 2017. The agreement does not have any specified termination date and we have the right to terminate the employment of Ms. Rutishauser at any time, with or without cause. Ms. Rutishauser received a base salary for 2021 of $1,050,600. Effective August 2017, Ms. Rutishauser is entitled to a Special Longevity Bonus, as defined in the agreement, providing for a single lump sum cash payment of $2,500,000 due at the earlier of December 8, 2023 or upon a change-in-control or a termination of employment by the Company without cause or by Ms. Rutishauser with good reason. Additionally, upon termination of employment as a result of death or disability, a percentage of the Special Longevity Bonus will be paid, determined by the total cumulative days of service divided by the total days of service that would have been provided through December 8, 2023. Payment due upon termination, in addition to the Special Longevity Bonus discussed above and any earned but unpaid normal compensation and benefits as of the termination date, in the event of death or disability, termination without cause, or termination by employee for good reason, is equal to the current base salary through the end of the month in which termination occurs and one month of base salary for each full year of continuous employment. The agreement also contains non-competition and confidentiality restrictions on Ms. Rutishauser.

Robert D. Weisbord. In July 1997, we entered into an employment agreement with Robert D. Weisbord which was amended and restated in January 2020. The agreement does not have any specified termination date and we have the right to terminate the employment of Mr. Weisbord at any time, with or without cause. Mr. Weisbord received a base salary for 2021 of $1,300,000. Under the agreement, Mr. Weisbord has the right to earn a quarterly cash bonus in the amount of up to $125,000 per quarterly period, which may be based on quarterly revenue, cash flow targets, and/or other bonus criteria as further detailed in a separate deal sheet subject to change each year by management, and an annual cash bonus in the amount of up to $200,000, which may be based on bonus criteria as further detailed in a separate deal sheet subject to change each year by management. Additionally, if Mr. Weisbord’s employment has not been terminated and all conditions of the Formula Plan have been met and permit same, Mr. Weisbord had the right to earn a 2020 performance bonus in the form of SARs in respect of 200,000 shares, which grant was earned and made to Mr. Weisbord. Also under the employment agreement, payments due upon termination, in addition to any earned but unpaid normal compensation and benefits as of the termination date, in the event of death is equal to the current base salary through the termination date, in the event of disability is equal to the current base salary through the end of the month in which termination occurs, and in the event of termination without cause, by employee for good reason, or due to a change in control is equal to a lump-sum severance in the amount equal to 12 months of Mr. Weisbord’s then current base salary. The agreement also contains non-competition and confidentiality restrictions on Mr. Weisbord.

Accounting and Tax Consideration. In designing our compensatory programs, we consider tax and accounting rules associated with various forms of compensation.

Section 162(m) of the Code generally places a limit of $1 million per year, subject to certain exceptions, on the amount of compensation paid to certain of our executive officers that the Company may deduct from our federal income tax return for any single taxable year. Executive officers subject to Section 162(m) of the Code (the Covered Employees) will include any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) of the Code if the Compensation Committee determines that doing so is in the best interests of the Company.

Executive Compensation Actions After December 31, 2021. For 2022, compensation was set by the Compensation Committee as follows:

Name	Base Salary	% Increase in Base Salary		Maximum Annual Bonus Potential (a)
David D. Smith	$1,379,700	3.0%		$2,069,550	(b)
Christopher S. Ripley	1,379,700	3.0%		2,069,550	(b)
Lucy A. Rutishauser	1,250,000	19.0%	(c)	400,000	(b)
Robert D. Weisbord	1,339,000	3.0%		1,775,000	(b)
David B. Gibber	927,000	3.0%		—

(a)Excludes bonuses that may be awarded at the discretion of the Compensation Committee, the amounts of which were not previously defined or agreed upon.
(b)Messrs. Smith and Ripley and Ms. Rutishauser’s Maximum Annual Bonus Potential will be calculated in the same manner as 2021, discussed above under Cash Bonus. Mr. Weisbord’s Maximum Annual Bonus Potential will consist of two components, a quarterly cash bonus and an annual cash bonus. Mr Weisbord will be eligible for a maximum bonus amount of $343,750 per quarterly period and for a maximum annual bonus of $400,000, dependent on the generation of certain Adjusted EBITDA targets. Quarterly bonuses will be earned pro rata from zero starting at 92% to 100% of quarterly targeted Adjusted EBITDA. Mr. Weisbord will be eligible to receive the maximum amount of the available quarterly bonus payments for the year when 100% of the annual targeted Adjusted EBITDA is met even though on a quarterly basis the quarterly targeted Adjusted EBITDA is not met. Mr. Weisbord’s annual bonus will be earned pro rata from zero starting at 100% to 108% of annual targeted Adjusted EBITDA.
(c)The Compensation Committee awarded an increase in Ms. Rutishauser’s base salary above that recommended by management based on peer group compensation analysis and to better reflect the quality of Ms. Rutishauser’s work at a Fortune 500 company.

In February 2022, the Compensation Committee also granted restricted stock awards and SAR awards to named executive officers in accordance with the discussion under Long-Term Incentive Compensation above. Messrs. Smith, Ripley, Weisbord, and Gibber and Ms. Rutishauser were granted restricted stock awards of 110,132, 110,132, 29,369, 16,520, and 36,711 shares, respectively, and Messrs. Smith, Ripley, and Gibber and Ms. Rutishauser were granted awards of 330,396, 330,396, 55,066, and 99,199 SARs, respectively.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in or incorporated by reference into the Company’s annual report on Form 10-K and the Company’s proxy statement on Schedule 14A.

Compensation Committee

Daniel C. Keith, Chairman
Howard E. Friedman
Martin R. Leader
Lawrence E. McCanna

Summary Compensation Table for 2021, 2020, and 2019

The following table sets forth certain information regarding compensation for services rendered in all capacities during the years ended December 31, 2021, 2020, and 2019 by the named executive officers.

Name and Principal Position	Year	Salary		Stock Awards (a)	Bonus (b)	Option Awards (c)		Non-equity Incentive Plan Compensation (d)	Change in Value of Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total
David D. Smith,	2021	$1,339,515		$6,042,036	$—	$6,129,451		$2,009,273	$—	$11,697	$15,531,972
Executive Chairman	2020	1,389,534	(g)	6,000,001	—	—	(h)	1,004,637	—	11,400	8,405,572	(h)
	2019	1,300,500		2,460,750	—	2,131,335		1,950,750	—	11,200	7,854,535
Christopher S. Ripley,	2021	1,339,515		6,042,036	—	6,129,451		2,009,273	46	11,697	15,532,018
President and	2020	1,389,534	(g)	6,000,001	—	4,362,760		1,004,637	1,258	11,448	12,769,638
Chief Executive Officer	2019	1,300,500		2,460,750	2,000,000	2,131,335		1,950,750	8,388	75,862	9,927,585
Lucy A. Rutishauser,	2021	1,050,600		740,584	100,000	919,419		400,000	98,901	43,522	3,353,026
Executive Vice President /	2020	1,089,831	(g)	713,996	—	654,416		300,000	85,795	58,833	2,902,871
Chief Financial Officer	2019	1,020,000		249,979	1,000,000	—		300,000	63,279	41,136	2,674,394
Robert D. Weisbord	2021	1,300,000		755,259	—	—		1,100,000	175,226	56,469	3,386,954
Chief Operating Officer and	2020	1,128,846	(g)	262,514	—	1,762,787		450,000	132,187	53,583	3,789,917
President / Broadcast	2019	750,000		162,475	10,000	—		480,000	115,855	44,481	1,562,811
David B. Gibber	2021	830,769	(i)	402,813	250,000	510,789		—	16,851	33,342	2,044,564
Senior Vice President /
General Counsel

(a)Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted stock awards granted in 2021, 2020, and 2019. For further information regarding assumptions made in the valuation of stock awards, see Note 3. Stock-Based Compensation Plans to our consolidated financial statements and related footnotes in our 2021 Annual Report on Form 10-K, as well as the Grants of Plan-Based Awards table below. Dividends are paid on all stock awarded after the issuance of such award at the same rate and time as paid to other stockholders as declared by our Board from time to time.
(b)Represents discretionary bonuses earned and approved by the Compensation Committee.
(c)Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of SARs granted in 2021, 2020, and 2019. For further information regarding assumptions made in the valuation of stock awards, see Note 3. Stock-Based Compensation Plans to our consolidated financial statements and related footnotes in our 2021 Annual Report on Form 10-K, as well as the Grants of Plan-Based Awards table below.
(d)Messrs. Smith, Ripley, Weisbord, and Ms. Rutishauser’s cash bonuses are dependent on their performance pursuant to the cash bonus calculation as well as market evaluations. See Compensation Discussion and Analysis above for further information.
(e)Represents all earnings (not only above-market earnings) related to the employee’s participation in the Deferred Compensation Plan. Losses related to the employee’s participation in the Deferred Compensation Plan are excluded from the table above. For further detail on the plan, see the Nonqualified Deferred Compensation table below and Compensation Discussion and Analysis, Deferred Compensation Plan above.

(f)All Other Compensation consists of Company contributions to both the Deferred Compensation Plan and the 401(k) Plan, see Compensation Discussion and Analysis, Retirement Plan and Deferred Compensation Plan for more information, and also includes perquisites of relocation expenses paid by the Company and other.

All Other Compensation for the year ended December 31, 2021 is as follows:

Name	Company Contributions to the 401(k) Plan	Company Contributions to the Deferred Compensation Plan	Perquisites and Other Personal Benefits	Total
Mr. Smith	$11,600	$—	$97	$11,697
Mr. Ripley	11,600	—	97	11,697
Ms. Rutishauser	11,600	29,097	2,825	43,522
Mr. Weisbord	11,600	44,787	82	56,469
Mr. Gibber	11,600	21,667	75	33,342

(g)For 2020, the annual base salary for Mr. Smith was $1,339,515, for Mr. Ripley was $1,339,515, for Ms. Rutishauser was $1,050,600, and for Mr. Weisbord was $1,100,000. The salary for each named executive officer included an extra pay period in 2020.
(h)In February 2020, Mr. Smith received a SARs grant of 638,298 shares. At the time, the Company recorded an expense of roughly $4.36 million, based on the grant date fair value, computed in accordance with FASB ASC Topic 718. In connection with the settlement of certain derivative litigation relating to the Company’s terminated merger with Tribune Media Company (as discussed in Note 13. Commitments and Contingencies in our 2020 Annual Report on Form 10-K), Mr. Smith agreed to forego, cancel, and return this SARs grant of 638,298 shares. The above table reflects the cancellation of this grant.
(i)Mr. Gibber’s base salary was $800,000 from January 2021 through August 2021 and $900,000 from September 2021 through December 2021.

Grants of Plan-Based Awards for 2021

The following table provides certain information about grants of plan-based awards to the named executive officers during the year ended December 31, 2021.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Option Awards: Number of Securities Underlying Options	All Other Stock Awards: Number of Shares of Stock	Exercise or Base Price of Option Awards		Grant Date Fair Value of Stock and Option Awards (b)
Name	Grant Date	Threshold	Target	Maximum
David D. Smith	2/19/2021	$334,879	$1,339,515	$2,009,273	548,446	—	$33.05	(d)	$6,129,451
	2/19/2021	—	—	—	—	182,815			6,042,036	(c)
Christopher S. Ripley	2/19/2021	334,879	1,339,515	2,009,273	548,446	—	33.05	(d)	6,129,451
	2/19/2021	—	—	—	—	182,815			6,042,036	(c)
Lucy A. Rutishauser	2/19/2021	100,000	400,000	400,000	82,267	—	33.05	(d)	919,419
	2/19/2021	—	—	—	—	22,408	—		740,584	(c)
Robert D. Weisbord	2/19/2021	225,000	900,000	1,100,000	—	22,852	—		755,259	(c)
David B. Gibber	2/19/2021	—	—	—	45,704	—	33.05	(d)	510,789
	2/19/2021	—	—	—	—	12,188	—		402,813	(c)

(a)For Messrs. Smith and Ripley and Ms. Rutishauser, threshold reflects the minimum payment they are eligible to receive if the quarterly actual Adjusted EBITDA exceeds the targeted Adjusted EBITDA. The quarterly bonus is earned pro rata from zero starting at 92% to 100% of quarterly targeted Adjusted EBITDA. Target reflects the amount that Mr. Smith, Mr. Ripley, and Ms. Rutishauser are eligible to receive if the annual actual Adjusted EBITDA exceeds the targeted Adjusted EBITDA, even if, on a quarterly basis, the quarterly Adjusted EBITDA was not met. For Messrs. Smith and Ripley, maximum reflects the target plus Mr. Smith and Mr. Ripley’s annual bonus component earned pro rata from zero starting at 100% to 108% of annual targeted Adjusted EBITDA. For Mr. Weisbord, threshold reflects the minimum payment he is eligible to receive if the quarterly actual BCF, excluding retransmission revenue and reverse retransmission expense, exceeds targeted BCF, excluding retransmission revenue and reverse retransmission expense, and quarterly actual advertising revenue exceeds targeted advertising revenue. If the actual quarterly BCF and advertising revenue, as applicable, are at least 95% of the target BCF and advertising revenue, as applicable, Mr. Weisbord can receive a portion of the threshold pro rata beginning at 25%. Target reflects the amount that Mr. Weisbord is eligible to receive if the annual actual BCF and advertising revenue, as applicable, exceeds the annual targeted BCF and advertising revenue, as applicable, even if, on a quarterly basis, the quarterly BCF and advertising revenue were not met. Maximum reflects the target plus Mr. Weisbord’s annual bonus component earned 5% for every 0.25% by which actual BCF for the current year exceeds his target annual BCF. For further information regarding Messrs. Smith, Ripley, and Weisbord’s and Ms. Rutishauser’s cash bonuses, see the Primary Elements of Compensation – Cash Bonus section of the Compensation Discussion and Analysis above. During 2021, no other named executive officers were eligible to receive non-equity incentive plan awards. For information related to actual non-equity incentive plan awards see Summary Compensation Table for 2021, 2020, and 2019 above.
(b)This column shows the full grant date fair value of restricted stock awards and SARs. The grant date fair values of the restricted stock and SAR awards were computed in accordance with FASB ASC Topic 718 and do not include estimates for forfeitures. There can be no assurance that the FASB ASC Topic 718 amounts shown in this table will ever be realized by the named executive officer. Dividends are paid on all stock awarded after the issuance of such award at the same rate and time as paid to other stockholders as declared by our Board from time to time. For further information regarding restricted stock and SAR awards, see the Primary Elements of Compensation – Long-Term Incentive Compensation section of the Compensation Discussion and Analysis above.
(c)Our Class A Common Stock’s closing price per share on February 19, 2021 was $33.05. Restrictions on restricted stock awards granted in 2021 lapse over two years at 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date and vesting is not dependent on future performance levels; rather it is dependent solely on future service with the Company.
(d)Our Class A Common Stock’s closing price per share on February 19, 2021 was $33.05. The SAR awards granted to Messrs. Smith and Ripley vested immediately and the SAR awards granted to Ms. Rutishauser and Mr. Gibber vested 50% on February 19, 2022 and the remaining 50% will vest on February 19, 2023.

Outstanding Equity Awards at Fiscal Year End for 2021

The following table provides certain information about all equity compensation awards held by the named executive officers as of December 31, 2021.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (a)		Market Value of Shares or Units of Stock that have not Vested (b)
David D. Smith	—		—		$—	—	—		$—
Christopher S. Ripley	548,446	(c)	—		33.05	02/19/2031	289,198	(d)	7,643,503
	638,298	(c)	—		28.20	02/24/2030	—		—
	250,000	(c)	—		32.81	02/26/2029	—		—
	225,000	(c)	—		33.80	02/28/2028	—		—
	125,000	(c)	—		33.85	12/31/2026	—		—
	125,000	(c)	—		32.54	12/31/2025	—		—
	125,000	(c)	—		27.36	12/31/2024	—		—
Lucy A. Rutishauser	—		82,267	(e)	33.05	02/19/2031	—		—
	47,872		47,873	(f)	28.20	02/24/2030
Robert D. Weisbord	—		150,000	(g)	33.75	01/16/2030	—		—
David B. Gibber	—		45,704	(h)	33.05	02/19/2031	19,014	(i)	502,540
	—		26,596	(j)	28.20	02/24/2030	—		—
(a)For the purposes of this disclosure, any restricted stock that is held by any named executive officer meeting the eligibility criteria for retirement, defined as after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, are considered to be vested and are excluded from the above table.
(b)Based on the closing market price of $26.43 per share on December 31, 2021.
(c)SARs and options are fully vested on the grant date.
(d)197,790 shares vested in February 2022 and 91,408 shares will vest in February 2023.
(e)41,133 SARs vested in February 2022 and 41,134 SARs will vest in February 2023.
(f)47,873 SARs vested in February 2022.
(g)50,000 SARs vested in January 2022 and 50,000 SARs will vest in each of January 2023 and 2024.
(h)22,852 SARs vested in February 2022 and 22,852 SARs will vest in February 2023.
(i)12,920 shares vested in February 2022 and 6,094 shares will vest in February 2023.
(j)26,596 SARs vested in February 2022.

Option Exercises and Stock Vested

The following table provides information regarding the exercise of options, SARs, and vesting of shares of restricted stock held by the named executive officers during the year ended December 31, 2021.

	Option/SARs Awards		Stock Awards
Name	Number of Securities Underlying Options/SARs Exercised	Value Realized on Exercise (a)	Number of Shares Acquired on Vesting (b)	Value Realized on Vesting (c)
David D. Smith	2,153,478	$37,516,902	182,815	$6,022,840
Christopher S. Ripley	—	—	143,883	4,765,245
Lucy A. Rutishauser	—	—	22,408	738,232
Robert D. Weisbord	50,000	232,500	22,852	752,859
David B. Gibber	26,595	273,929	8,541	284,665

(a)The value realized on exercise is calculated by multiplying the number of shares exercised by the appreciation per share, or the closing market price of our Class A Common Stock on the exercise date less the option or SARs exercise price.
(b)The number of shares acquired on vesting also includes shares granted to those named executive officers meeting the eligibility criteria for retirement, defined as after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, but are otherwise still subject to transfer restrictions.
(c)Represents the total value realized upon the vesting of restricted shares using the average of the high and low prices of our Class A Common Stock on the vesting dates.

Nonqualified Deferred Compensation

The following table provides certain information about nonqualified deferred compensation of the named executive officers during the year ended, and as of, December 31, 2021.

Name	Executive Contributions in Last Fiscal Year (a)	Registrant Contributions in Last Fiscal Year (b)	Aggregate Earnings in Last Fiscal Year (c)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End
David D. Smith	$—	$—	$—	$—	$—
Christopher S. Ripley	—	—	46	(195,539)	423,431
Lucy A. Rutishauser	145,487	29,097	98,901	—	912,255
Robert D. Weisbord	333,799	44,787	175,226	—	1,597,654
David B. Gibber	43,334	21,667	16,851	(104,477)	164,152

(a)Represents deferrals made by the participant during 2021.
(b)Represents contributions made by the Company to the participant’s account pursuant to the Deferred Compensation Plan. Amount is also disclosed within footnote (f) of the Summary Compensation Table within the Compensation Discussion and Analysis above.
(c)Represents all earnings and losses related to the participant’s participation in the Deferred Compensation Plan. Losses are excluded from the change in value of nonqualified deferred compensation earnings column in the Summary Compensation Table within Compensation Discussion and Analysis above.

See Deferred Compensation Plan within Compensation Discussion and Analysis above for further description of the plan.

Potential Post-Employment Payments and Benefits

The following table sets forth the potential payments if termination of employment or a change in control for each named executive officer had occurred on December 31, 2021. In addition, the named executive officers may be eligible for payment of their accounts under the Deferred Compensation Plan in the event of a change in control.

Benefits and Payments upon Termination	Termination without cause or by employee for good reason		Termination with cause	Termination by employee without good reason	Change in Control		Death or Disability	Retirement
David D. Smith
Stock Appreciation Rights	$—		$—	$—	$—	(a)	$—	$—
Restricted Stock (b)	—		—	—	—		—	—
Total	$—		$—	$—	$—		$—	$—

Christopher S. Ripley
Severance Payment (c)	$8,975,920		$—	$—	$—		$781,384	$—
Stock Appreciation Rights	—		—	—	—	(a)	—	—
Restricted Stock (d)	7,643,503		—	—	7,643,503		7,643,503	—
Total	$16,619,423		$—	$—	$7,643,503		$8,424,887	$—

Lucy A. Rutishauser
Severance Payment (c)	$4,513,650		$—	$2,013,650	$4,513,650		$4,320,100	$—
Stock Appreciation Rights	—	(e)	—	—	—	(a)	—	—	(e)
Restricted Stock (b)	—		—	—	—		—	—
Total	$4,513,650		$—	$2,013,650	$4,513,650		$4,320,100	$—

Robert D. Weisbord
Severance Payment (c)	$1,300,000		$—	$—	$1,300,000		$—	$—
Stock Appreciation Rights	—	(e)	—	—	—	(a)	—	—	(e)
Restricted Stock (b)	—		—	—	—		—	—
Total	$1,300,000		$—	$—	$1,300,000		$—	$—

David B. Gibber
Stock Appreciation Rights	$—	(e)	$—	$—	$—	(a)	$—	$—
Restricted Stock (d)	502,540		—	—	502,540		502,540	—
Total	$502,540		$—	$—	$502,540		$502,540	$—

(a)Upon a dissolution or merger, all unvested SARs shall vest and the named executive officer has the right to exercise the unexercised portion of his or her SARs immediately prior to such event, as defined in the stock appreciation rights agreement. Amounts shown reflect the in-the-money values, if any, of the unexercised SARs based on the difference between the exercise price and the closing market price of $26.43 per share of Class A Common Stock on December 31, 2021.
(b)Restricted stock immediately vest and transfer restrictions will lapse upon termination in the event of death or disability, termination by the Company without cause, termination by the named executive officer for good reason, a change in control, or retirement either after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, as defined in the restricted stock award agreement. The value of restricted stock is not reflected for named executive officers that have already met the eligibility criteria for retirement, defined as after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, as the value is already reflected as earned compensation in other tables reflected in this Proxy.
(c)Represents the severance payment due based on the terms of their employment agreements. See Compensation Discussion and Analysis, Employment Agreements, for more information.

(d)Based on the closing market price of our Class A Common Stock of $26.43 per share on December 31, 2021. Restricted stock immediately vest upon termination in the event of death or disability, termination by the Company without cause, termination by the named executive officer for good reason, a change in control, or retirement either after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, as defined in the restricted stock award agreement.
(e)Unvested SARs immediately vest upon termination by the Company without cause, termination by the executive officer for good reason, or retirement either after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, as defined in the stock appreciation rights agreement. Amounts shown reflect the in-the-money values, if any, of the SARs that would vest based on the difference between the exercise price and the closing market price of $26.43 per share of Class A Common Stock on December 31, 2021.

Equity Compensation Plan Information

The equity compensation plan information as of December 31, 2021 was as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights) (c)
Equity compensation plans approved by security holders	375,000	$31.29	8,196,393
Equity compensation plans not approved by security holders	—	—	—
Total	375,000	$31.29	8,196,393

(a)Includes 375,000 shares related to stock options outstanding. No shares would have been issued if 2,295,247 SARs, with exercise prices ranging from $28.20 to $33.80 per share, were exercised on December 31, 2021. The number of shares issued is determined by dividing the amount from the difference between the aggregate market value of the shares underlying the SARs and the aggregate exercise price of the SARs by the market share price on the date of exercise.
(b)The weighted average exercise price is based on 375,000 outstanding stock options with exercise prices ranging from $27.36 to $33.85 per share and 2,295,247 outstanding SARs with exercise prices ranging from $28.20 to $33.80 per share.
(c)This amount reflects the total shares available for future issuance under the Company’s LTIP and the Company’s Employee Stock Purchase Plan.

CEO Pay Ratio For 2021

Item 402(u) of Regulation S-K requires us to disclose the ratio of the annual total compensation of our CEO, Christopher S. Ripley, to the median of the annual total compensation of all other employees.

The annual total compensation of our CEO, as disclosed in the Summary Compensation Table within Compensation Discussion and Analysis above, was $15,532,018 for the year ended December 31, 2021. The annual total compensation of our median employee was $53,677 for the year ended December 31, 2021. Annual total compensation, for both our CEO and median employee, was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K.

Based on the foregoing, our estimate of the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all other employees was 289:1 for the year ended December 31, 2021.

We believe that there have been no changes in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure and so we have used the same median employee as determined in 2020 in calculating our 2021 ratio. We identified our median employee by gathering the 2020 gross pay, including salary and bonus, for all employees, excluding our CEO, employed by the Company on December 31, 2020. We included all full-time, part-time, and seasonal employees. We made pro rata adjustments for full-time employees which were hired during the year. We believe gross pay is a reasonable, consistently applied compensation measure by which to determine our median employee.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act, requires our officers (as defined in the SEC regulations), directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to us, or written representations that no forms were necessary, we believe that during the past fiscal year our officers, directors, and greater than ten percent beneficial owners complied with all applicable filing requirements, with three exceptions. Based solely on a review of copies of such reports of ownership furnished to us, or written representations that no forms were necessary, we believe that during the past fiscal year our officers, directors, and greater than ten percent beneficial owners complied with all applicable filing requirements, with three exceptions. Barry M. Faber did not timely file a Form 4 reporting the sale of Class A Common Stock. This report, originally due March 3, 2021, was filed with the SEC on March 4, 2021. David R. Bochenek and Robert D. Weisbord did not timely file Form 4s reporting the exercise of SARs and subsequent sale of Class A Common Stock. These reports, originally due March 16, 2021, were filed with the SEC on March 17, 2021.

RELATED PERSON TRANSACTIONS

Our related person transaction policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant, wherein the amount involved exceeds or has the potential to exceed $120,000 and a related person had or will have a direct or indirect material interest. The Board of Directors has determined that certain transactions falling within the characteristics above do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not deemed to be related person transactions.

Prior to entering into a related party transaction, the director or executive officer who is a related person or has an immediate family member who is a related person must provide notice to the Chief Compliance Officer and general counsel of the facts and circumstances of the proposed related person transaction, including the related person’s relationship to the Company and the person’s interest in the transaction; the material terms of the proposed transaction, including the aggregate value or, in the case of indebtedness, the aggregate principal and interest rate; the benefits to the Company of the proposed transaction; if applicable, the availability of other sources of comparable products or services; and an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party. The Chief Compliance Officer, upon consultation with general counsel, will determine whether the proposed transaction is a related person transaction for purposes of our related person transaction policy and may meet with the relevant business unit or function leader to confirm and supplement the information in the notice. Any proposed transaction determined to be a related person transaction will be submitted to the Audit Committee of the Board of Directors, with copies to the Chief Financial Officer and Chief Accounting Officer, for consideration.

The Audit Committee will consider all the relevant facts and circumstances, including the benefits to the Company, the potential effect on a director’s independence of entering into the transaction, the availability of other sources for the products or services, the terms of the transaction, and the terms available to unrelated third parties generally and may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company and has terms that are no less favorable to the Company than those available with an unrelated third-party. The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with approval of the related person transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Audit Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.

Prior to the adoption of our related person transaction policy, consistent with the Nasdaq listing requirements and the Audit Committee charter, the Audit Committee reviewed or approved all related person transactions requiring disclosure under SEC regulations to the extent such transactions were entered into or amended since February 2004. Certain transactions mentioned in the reference below were not approved pursuant to the current related person transaction policy because they were entered into before the policy’s existence.

Dr. Frederick G. Smith, a Vice President of the Company and a member of the Company’s Board of Directors, is the brother of David D. Smith, Executive Chairman of the Company and Chairman of the Company’s Board of Directors; J. Duncan Smith, a Vice President of the Company and Secretary of the Company’s Board of Directors; and Robert E. Smith, a member of the Company’s Board of Directors. Dr. Frederick G. Smith received total compensation of $0.9 million, consisting of salary, bonus, and earnings related to Dr. Smith’s participation in the Deferred Compensation Plan, for the year ended December 31, 2021. J. Duncan Smith, a Vice President of the Company and Secretary of the Company’s Board of Directors, is the brother of David D. Smith, Executive Chairman of the Company and Chairman of the Company’s Board of Directors; Dr. Frederick G. Smith, a Vice President of the Company and a member of the Company’s Board of Directors; and Robert E. Smith, a member of the Company’s Board of Directors. J. Duncan Smith received total compensation of $0.8 million, consisting of salary and bonus, for the year ended December 31, 2021. As executive officers of the Company, the compensation of Dr. Frederick G. Smith and Mr. J. Duncan Smith is approved by the Compensation Committee.

Jason Smith, an employee of the Company, is the son of Dr. Frederick G. Smith, a Vice President of the Company and a member of the Company’s Board of Directors. Jason Smith received total compensation of $0.2 million, consisting of salary and bonus, and was granted a restricted stock award with respect to 2,239 shares, vesting over two years, for the year ended December 31, 2021. Amberly Thompson, an employee of the Company, is the daughter of Donald H. Thompson, Executive Vice President / Chief Human Resources Officer of the Company. Amberly Thompson received total compensation of $0.2 million, consisting of salary and bonus, for the year ended December 31, 2021. Edward Kim, an employee of the company, is the brother-in-law of Christopher S. Ripley, President and Chief Executive Officer of the Company. Edward Kim received total compensation of $0.2 million, consisting of salary, for the year ended December 31, 2021. Messrs. Jason Smith and Kim and Ms. Thompson’s total compensation is consistent with other Company employees in similar positions.

For further information regarding related person transactions, including a description of all related party transactions that took place during our last fiscal year, see Note 15. Related Person Transactions to our consolidated financial statements in our 2021 Annual Report on Form 10-K.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees (including our chief executive officer, chief financial officer, chief accounting officer, corporate controller, and any person performing similar functions). We have made the Code of Business Conduct and Ethics available on our website at www.sbgi.net. We will disclose promptly any waiver from or amendment to the Code of Business Conduct and Ethics for our executive officers or directors as required by law, SEC regulations or Nasdaq listing requirements, by posting such disclosure on our website.

Anti-Hedging Policy

As part of our insider trading policy, all directors, including non-employee directors; executives, including our named executive officers; officers; and certain corporate personnel are permitted to make margin loans using Company securities in support therefore and to pledge Company securities in support of loans on which they are obligated, but are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset any decrease in the market value of the Company securities that are directly or indirectly held by such person.

AUDIT COMMITTEE, AUDIT FEES AND, AUDITOR INDEPENDENCE

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company incorporated it by specific reference.

The Audit Committee has received from Sinclair’s independent registered public accounting firm, PwC, written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB), regarding PwC’s independence, including communications between PwC and us regarding PwC’s independence, and has discussed with PwC its independence. The Audit Committee has discussed whether the provision of non-audit services by PwC is compatible with maintaining PwC’s independence. PwC has stated that it believes that it is in full compliance with all of the independence standards established under generally accepted auditing standards and the rules of the SEC. The Audit Committee concurs and has approved all non-audit services provided by PwC in 2021. The Audit Committee also has discussed with PwC the matters required to be discussed by the applicable standards of the PCAOB, including the selection of and changes in Sinclair’s significant accounting policies, the basis for management’s accounting estimates, PwC’s conclusions regarding the reasonableness of those estimates and the disclosures included in the financial statements.

The Audit Committee met with management and representatives of PwC in connection with PwC’s audit of Sinclair’s consolidated financial statements and related schedule for the year ended December 31, 2021 and reviewed and discussed such financial statements with management. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of Sinclair’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of Sinclair’s internal control over financial reporting. Based on such review and discussion with management, and based on the Audit Committee’s reviews and discussions with PwC regarding its independence and the matters required to be discussed by the PCAOB and the SEC, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s assessment of the effectiveness of Sinclair’s internal control over financial reporting be included in Sinclair’s Annual Report on Form 10-K and the Board has approved that recommendation.

The Audit Committee has reviewed and discussed the fees paid to PwC during the last year for audit and non-audit services, which are set forth in this proxy statement under “Disclosure of Fees Charged by Independent Registered Public Accounting Firm,” and has determined that the provision of the non-audit services is compatible with PwC’s independence.

Audit Committee

Lawrence E. McCanna, Chairman
Laurie R. Beyer
Daniel C. Keith
Martin R. Leader

Disclosure of Fees Charged by Independent Registered Public Accounting Firm

The following summarizes the fees charged by PwC for certain services rendered to us during 2021 and 2020, respectively:

	Year ended December 31,
	2021	2020
Audit fees (a)	$3,977,098	$3,815,284
Audit-related fees (b)	622,800	563,000
Tax fees (c)	1,099,267	2,344,191
All other fees (d)	49,420	4,500
Total	$5,748,585	$6,726,975

(a)Fees paid for annual audits of our consolidated financial statements and effectiveness of internal control over financial reporting and reviews of interim consolidated financial statements.
(b)Fees paid for services related to the quarter review and annual audit of the financial statements of some of our subsidiaries and debt offerings.
(c)Tax fees incurred for tax planning, compliance, and due diligence services.
(d)Fees incurred related to permitted services not included in the category descriptions provided.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

The Audit Committee maintains a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent registered public accounting firm (the independent auditors) in order to ensure that the provision of such services does not impair the auditor’s independence. Under this policy, which remains in effect, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter, along with a specified list of audit-related and tax services. If any service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee and the independent auditors may not begin work on any engagement without confirmation of the Audit Committee pre-approval from the Chief Accounting Officer or his or her delegate. In accordance with this policy, the Chairman of the Audit Committee has been authorized by the Committee to pre-approve any audit-related, tax, or other permissible non-audit service engagements of the independent auditors.

For the fiscal years ended December 31, 2021 and 2020, the Audit Committee pre-approved all services described above in the captions audit-related fees, tax fees, and all other fees. None were approved pursuant to the waiver of pre-approval provisions set forth in Regulation S-X of the Exchange Act. For the fiscal year ended December 31, 2021, less than 50% of the hours expended on PwC’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of PwC.

STOCKHOLDER PROPOSALS

Any stockholder proposal pursuant to Rule 14a-8 under the Exchange Act to be considered for inclusion in the Company’s proxy materials for the 2023 annual meeting of stockholders must be received by notice delivered to the Secretary of the Company at the Company’s office at 10706 Beaver Dam Road, Hunt Valley, Maryland 21030, no later than December 23, 2022. However, if the 2023 annual meeting of stockholders is held (i) more than 30 days before or after the anniversary of the 2022 annual meeting of stockholders, then any stockholder proposal pursuant to Rule 14a-8 must be received within a reasonable time before the 2023 annual meeting of stockholders begins to enable the Company to print and mail its proxy materials. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement and any stockholder proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.

The Company’s bylaws include separate advance notice provisions applicable to stockholders desiring to bring proposals or nominations for directors before an annual stockholders’ meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company at the address set forth above regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Company’s bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2023 annual meeting of stockholders other than pursuant to 14a-8 must provide the information set forth in the Company’s bylaws to the Secretary of the Company at the address set forth above no earlier than 5:00 p.m. eastern time on November 23, 2022 and no later than 5:00 p.m. eastern time on December 23, 2022. However, if the 2023 annual meeting of stockholders is held more than 30 days before or after the anniversary of the 2022 annual meeting of stockholders, then the information must be received by 5:00 p.m. eastern time on the later of the one hundred twentieth (120th) day prior to the date of the 2023 annual meeting of stockholders or the tenth (10th) day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made.

If a stockholder fails to meet these deadlines, we may exclude the nominations or proposal from inclusion in the Company’s proxy materials or for consideration at the 2023 annual meeting of stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

J. Duncan Smith, Secretary

Baltimore, Maryland
April 22, 2022

APPENDIX A

SINCLAIR BROADCAST GROUP, INC.
2022 STOCK INCENTIVE PLAN
(Adopted by the Board of Directors on February 22, 2022)
(Approved by the Stockholders on __________, 2022)
(Effective on ________, 2022)
A-i

A-ii

(c)	Attribution Rules	6
(d)	Outstanding Stock	6
SECTION 5.	STOCK SUBJECT PLAN.	6
(a)	Basic Limitation	6
(b)	Substitution and Assumption of Awards	7
SECTION 6.	RESTRICTED SHARES.	7
(a)	Restricted Share Award Agreements	7
(b)	Payment for Awards	7
(c)	Vesting	7
(d)	Voting and Dividend Rights	7
(e)	Restrictions on Transfer of Shares	7
SECTION 7.	TERMS AND CONDITIONS OF OPTIONS	7
(a)	Stock Option Award Agreement	7
(b)	Number of Shares	7
(c)	Exercise Price	7
(d)	Withholding Taxes	8
(e)	Exercisability and Term	8
(f)	Exercise of Options	8
(g)	Effect of Change in Control	8
(h)	No Rights as a Stockholder	8
(i)	Modification, Extension and Renewal of Options	8
(j)	Restricted on Transfer of Shares	8
(k)	Buyout Provisions	8
(l)	Dividend Rights	8
SECTION 8.	PAYMENT FOR SHARES.	8
(a)	General Rule	8
(b)	Surrender of Stock	9
(c)	Services Rendered	9
(d)	Cashless Exercise	9
(e)	Exercise/Pledge	9
(f)	Net Exercise	9
(g)	Promissory Note	9
(h)	Other Forms of Payment	9
(i)	Limitations under Applicable Law	9
SECTION 9.	STOCK APPRECIATION RIGHTS.	9
(a)	SAR Award Agreement	9
(b)	Number of Shares	9
(c)	Exercise Price	9
(d)	Exercisability and Term	10
(e)	Effect of Change in Control	10
(f)	Exercise of SARs	10
(g)	Modification, Extension or Assumption of SARs	10
(h)	Buyout Provisions	10
(i)	Dividend Rights	10
SECTION 10.	STOCK UNITS.	10
A-iii

(a)	Stock Unit Award Agreement	10
(b)	Payment for Awards	10
(c)	Vesting Conditions	10
(d)	Voting and Dividend Rights	11
(e)	Form and Time of Settlement of Stock Units	11
(f)	Death of Participant	11
(g)	Creditors’ Rights	11
SECTION 11.	CASH-BASED AWARDS.	11
SECTION 12.	ADJUSTMENT OF SHARES.	11
(a)	Adjustments	11
(b)	Dissolution or Liquidation	11
(c)	Mergers or Reorganizations	12
(d)	Reservation of Rights	12
SECTION 13.	DEFERRAL OF AWARDS.	12
(a)	Committee Powers.	12
(b)	General Rules	13
SECTION 14.	AWARDS UNDER OTHER PLANS.	13
SECTION 15.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES	13
(a)	Effective Date	13
(b)	Elections to Receive NSOs, SARs, Restricted Shares, or Stock Units	13
(c)	Number and Terms of NSOs, SARs, Restricted Shares or Stock Units	13
SECTION 16.	LEGAL AND REGULATORY REQUIREMENTS.	13
SECTION 17.	TAXES.	13
(a)	Withholding Taxes	13
(b)	Share Withholding	14
(c)	Section 409A	14
SECTION 18.	TRANSFERABILITY.	14
SECTION 19.	PERFORMANCE BASED AWARDS.	14
SECTION 20.	RECOUPMENT.	14
SECTION 21.	NO EMPLOYMENT RIGHTS.	14
SECTION 22.	DURATION AND AMENDMENTS.	14
(a)	Term of the Plan	14
(b)	Right to Amend the Plan	15
(c)	Effect of Termination	15
SECTION 23.	AWARDS TO NON-U.S. PARTICIPANTS.	15
SECTION 24.	GOVERNING LAW.	15
SECTION 25.	SUCCESSORS AND ASSIGNS.	15
SECTION 26.	EXECUTION.	15

A-iv

SINCLAIR BROADCAST GROUP, INC.
2022 STOCK INCENTIVE PLAN

SECTION 1.    ESTABLISHMENT AND PURPOSE.
This Sinclair Broadcast Group, Inc. 2022 Stock Incentive Plan (the “Plan”) was adopted by the Board of Directors on February 22, 2022, and shall be effective on _____, 2022 (the “Effective Date”). The Plan’s purpose is to attract, retain, incent, and reward top talent through stock ownership, to improve operating and financial performance and strengthen the mutuality of interest between eligible service providers and stockholders. The Plan is intended as the successor to the 1996 Long Term Incentive Plan of Sinclair Broadcast Group, Inc., as amended (the “Predecessor Plan”). From and after the Effective Date, no additional awards shall be granted under the Predecessor Plan and all outstanding awards granted under the Predecessor Plan shall remain subject to the terms of the Predecessor Plan. All Awards granted on or after the Effective Date of the Plan shall be subject to the terms of the Plan.

SECTION 2.    DEFINITIONS.
(a)    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries owns fifty percent (50%) or more of such entity.
(b)    “Award” means any award of an Option, a SAR, a Restricted Share, a Stock Unit or a Cash-Based Award under the Plan.
(c)    “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.
(d)    “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.
(e)    “Cash-Based Award” means an Award that entitles the Participant to receive a cash-denominated payment.
(f)    “Change in Control” means the occurrence of any of the following events:
(i)    A change in the composition of the Board occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:
(A)    Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or
(B)    Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);
provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(ii)    Any “person” or “group” (as defined below), other than Permitted Holders, who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”), unless the Permitted Holders have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint a majority of the Board of Directors of the Company; except that any change in the relative beneficial ownership of the Company’s securities by any person or group resulting solely from a reduction in the aggregate number of outstanding Shares of Base Capital Stock, and any decrease thereafter in such person or group’s ownership of securities, shall be disregarded until such person or group increases in any manner, directly or indirectly, such person or group’s beneficial ownership of any securities of the Company;
(iii)    The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not Permitted Holders or stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the Base Capital Stock or the voting power of the outstanding securities of any direct or indirect parent corporation of the Company (or its successor) ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors; or
(iv)    The sale, transfer, or other disposition of all or substantially all of the Company’s assets other than to any of the Permitted Holders.
For purposes of subsection (f)(i) above, the term “look-back” date means the later of (1) the Effective Date and (2) the date that is twenty-four (24) months prior to the date of the event that may constitute a Change in Control.
For purposes of subsection (f)(ii) above, the terms “person” and “group” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.
Notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, (A) if any group includes one or more Permitted Holders, the issued and outstanding equity interests of the Company, directly or indirectly owned by the Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group, (B) a person or group shall not be deemed to beneficially own equity interests of the Company to be acquired by such person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the equity interests in the Company in connection with the transactions contemplated by such agreement and (C) a person or group will not be deemed to beneficially own the equity interests of another person as a result of its ownership of equity interests or other securities of such other person’s parent (or related contractual rights) unless it owns fifty percent (50%) or more of the voting power of the outstanding securities of such person’s parent ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors.
Any other provision of this Section 2(f) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public.
(g)    “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h)    “Committee” means the Compensation Committee as designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.
(i)    “Company” means Sinclair Broadcast Group, Inc., a Maryland corporation, including any successor thereto.

(j)    “Consultant” means an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor (not including service as a member of the Board) or a member of the Board of a Parent or a Subsidiary, in each case who is not an Employee.
(k)    “Disability” means any permanent and total disability as defined by Section 22(e)(3) of the Code.
(l)    “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.
(m)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(n)    “Exercise Price” means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price” means, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.
(o)    “Fair Market Value” with respect to a Share, means the market price of one Share, determined by the Committee as follows:
(i)    If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;
(ii)    If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price for the trading day immediately preceding the date of determination reported for such date by the applicable exchange or system (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred); or
(iii)    If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.
(p)    “ISO” means an employee incentive stock option described in Section 422 of the Code.
(q)    “Nonstatutory Option” or “NSO” means an employee stock option that is not an ISO.
(r)    “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.
(s)    “Outside Director” means a member of the Board who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.
(t)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.
(u)    “Participant” means a person who holds an Award.

(v)    “Permitted Holders” means, as of the date of determination:
(i)    any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith;
(ii)    family members or the relatives of the persons described in subclause (i);
(iii)    any trusts created for the benefit of the persons described in subclause (i), (ii) or (iv) or any trust for the benefit of any such trust; or
(iv)    in the event of the incompetence or death of any of the persons described in subclauses (i) and (ii), such person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, equity interests of the Company.
(w)    “Plan” means this 2022 Stock Incentive Plan of Sinclair Broadcast Group, Inc., as amended from time to time.
(x)    “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option or SAR), as specified by the Committee.
(y)    “Restricted Share” means a Share awarded under the Plan.
(z)    “SAR” means a stock appreciation right granted under the Plan.
(aa)    “Section 409A” means Section 409A of the Code.
(bb)    “Securities Act” means the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.
(cc)    “Service” means service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.
(dd)    “Share” means one Share of Stock, as adjusted in accordance with Section 12 (if applicable).
(ee)    “Stock” means the Class A Common Stock, par value $.01 per Share, of the Company.
(ff)    “Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Award Agreement.
(gg)    “Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own fifty percent (50%) or more of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date. The determination of whether an entity is a “Subsidiary” shall be made in accordance with Section 424(f) of the code.
SECTION 3.    ADMINISTRATION.
(a)    Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements of the Nasdaq Stock Market (“Nasdaq”) and as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(b)    Committee Appointment. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan, may grant Awards under the Plan and may determine all terms of such grants, in each case with respect to all Employees, Consultants and Outside Directors (except such as may be on such committee), provided that such committee or committees may perform these functions only with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.
(c)    Committee Procedures. The Board shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.
(d)    Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
(i)    To interpret the Plan and to apply its provisions;
(ii)    To adopt, amend, or rescind rules, procedures, and forms relating to the Plan;
(iii)    To adopt, amend, or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;
(iv)    To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(v)    To determine when Awards are to be granted under the Plan;
(vi)    To select the Participants to whom Awards are to be granted;
(vii)    To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;
(viii)    To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as an NSO, and to specify the provisions of the agreement relating to such Award;
(ix)    To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;
(x)    To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;
(xi)    To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;
(xii)    To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
(xiii)    To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)    To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting, and/or ability to retain any Award; and
(xv)    To take any other actions deemed necessary or advisable for the administration of the Plan.
All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.
SECTION 4.    ELIGIBILITY.
(a)    General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent, or a Subsidiary shall be eligible for the grant of ISOs.
(b)    Ten-Percent Stockholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.
(c)    Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries.
(d)    Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock (whether vested or unvested) actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include Shares authorized for issuance under outstanding options held by the Employee or by any other person.
SECTION 5.    STOCK SUBJECT TO PLAN.
(a)    Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares. The maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the sum of (x) 5,000,000 Shares, plus (y) the number of reserved Shares not issued or subject to outstanding grants under the Predecessor Plan on the Effective Date, plus (z) an annual increase to be added on the first day of each of the Company’s fiscal years, for a period of ten (10) years, beginning with the fiscal year that begins on January 1, 2023, and ending with (and including) the fiscal year that begins on January 1, 2032, equal to the lesser of (i) the amount set forth next to the applicable fiscal year on the chart below, (ii) six percent (6%) of the outstanding Shares on the immediately preceding December 31st, or (iii) such other lesser amount (including zero) that the Board determines for purposes of the annual increase for that fiscal year.

Fiscal Year Beginning	Share Increase
January 1, 2023	2,500,000
January 1, 2024	2,625,000
January 1, 2025	2,756,250
January 1, 2026	2,894,063
January 1, 2027	3,038,766
January 1, 2028	3,190,704
January 1, 2029	3,350,239
January 1, 2030	3,517,751
January 1, 2031	3,693,639
January 1, 2032	3,878,321

Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed 5,000,000 Shares. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)    Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution, or replacement of stock options, stock appreciation rights, stock units, or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution, or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation, or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.
SECTION 6.    RESTRICTED SHARES.
(a)    Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.
(b)    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services, and future services.
(c)    Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.
(d)    Voting and Dividend Rights. A holder of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders. For the avoidance of doubt, the holder of unvested Restricted Shares may receive or be credited with dividends and other distributions. At the Committee’s discretion, the Restricted Share Award Agreement may require that the holder of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions as the Award with respect to which the dividend was paid.
(e)    Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal, or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
SECTION 7.    TERMS AND CONDITIONS OF OPTIONS.
(a)    Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.
(b)    Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.
(c)    Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d)    Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
(e)    Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of grant (five (5) years for ISOs granted to Employees described in Section 4(b)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.
(f)    Exercise of Options. Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
(g)    Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.
(h)    No Rights as a Stockholder. Except as set forth under Section 7(l) below, a Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.
(i)    Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend, or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such Options, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or obligations under such Option.
(j)    Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
(k)    Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
(l)    Dividend Rights. Prior to exercise or forfeiture, any Option awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.
SECTION 8.    PAYMENT FOR SHARES.
(a)    General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b)    Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his or her representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.
(c)    Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).
(d)    Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.
(e)    Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.
(f)    Net Exercise. To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Stock Option Agreement.
(g)    Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.
(h)    Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.
(i)    Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.
SECTION 9.    STOCK APPRECIATION RIGHTS.
(a)    SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.
(b)    Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.
(c)    Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d)    Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter.
(e)    Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.
(f)    Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.
(g)    Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such SARs, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.
(h)    Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (ii) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
(i)    Dividend Rights. Prior to exercise or forfeiture, any SAR awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.
SECTION 10.    STOCK UNITS.
(a)    Stock Unit Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.
(b)    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
(c)    Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Agreement. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement, or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. At the Committee’s discretion, dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend equivalents shall not be distributed prior to settlement of the Stock Unit to which the dividend equivalents pertain. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to any unvested Stock Units that do not vest shall be forfeited.
(e)    Form and Time of Settlement of Stock Units. At the Committee’s discretion, settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.
(f)    Death of Participant. Any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.
(g)    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.
SECTION 11.    CASH-BASED AWARDS.
The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula, or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.
SECTION 12.    ADJUSTMENT OF SHARES.
(a)    Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:
(i)    The number of Shares available for future Awards and the limitations set forth under Section 5;
(ii)    The number of Shares covered by each outstanding Award; and
(iii)    The Exercise Price under each outstanding Option and SAR.
(b)    Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)    Mergers or Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A, such agreement shall provide for:
(i)    The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;
(ii)    The assumption of the outstanding Awards by the surviving corporation its parent or subsidiary;
(iii)    The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;
(iv)    Immediate vesting, exercisability, or settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction; or
(v)    Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.
The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.
(d)    Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of Shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of Shares of stock of any class. Any issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the occurrence of such event.
SECTION 13.    DEFERRAL OF AWARDS.
(a)    Committee Powers. Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:
(i)    Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;
(ii)    Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)    Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.
(b)    General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures, and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.
SECTION 14.    AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.
SECTION 15.    PAYMENT OF DIRECTOR’S FEES IN SECURITIES.
(a)    Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.
(b)    Elections to Receive NSOs, SARs, Restricted Shares, or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares, Stock Units, or a combination thereof, as determined by the Board. Alternatively, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares, and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.
(c)    Number and Terms of NSOs, SARs, Restricted Shares or Stock Units. The number of NSOs, SARs, Restricted Shares, or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares, or Stock Units shall also be determined by the Board.
SECTION 16.    LEGAL AND REGULATORY REQUIREMENTS.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.
SECTION 17.    TAXES.
(a)    Withholding Taxes. To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)    Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding.
(c)    Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six (6) months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 18.    TRANSFERABILITY.
Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer, or encumbrance in violation of this Section 18 shall be void and unenforceable against the Company.
SECTION 19.    PERFORMANCE BASED AWARDS.
The number of Shares or other benefits granted, issued, retained, and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.
SECTION 20.    RECOUPMENT.
In the event that the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Board (or a designated committee) shall have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the Company of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. The Company will recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act. Any right of recoupment under this provision will be in addition to, and not in lieu of, any other rights of recoupment that may be available to the Company.
SECTION 21.    NO EMPLOYMENT RIGHTS.
No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.
SECTION 22.    DURATION AND AMENDMENTS.
(a)    Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved the stockholders of the Company.

(b)    Right to Amend the Plan. The Board may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.
(c)    Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.
SECTION 23.    AWARDS TO NON-U.S. PARTICIPANTS.
Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy, or custom. The Committee also may impose conditions on the exercise, vesting, or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
SECTION 24.    GOVERNING LAW.
The Plan and each Award Agreement shall be governed by the laws of the State of Maryland, without application of the conflicts of law principles thereof.
SECTION 25.    SUCCESSORS AND ASSIGNS.
The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
SECTION 26.    EXECUTION.
To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.
SINCLAIR BROADCAST GROUP, INC.

By: /s/ Christopher S. Ripley
Name: Christopher S. Ripley
Title: President and Chief Executive Officer

APPENDIX B

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION

The proposed amendment to the Company’s Amended and Restated Articles of Incorporation is as follows:

The paragraph below is inserted following the conclusion of the paragraph titled “TWELFTH.”

THIRTEENTH: Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this ARTICLE THIRTEENTH, nor the adoption or amendment of any other provision of the Charter or bylaws inconsistent with this ARTICLE THIRTEENTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

B-i

ANNUAL MEETING OF STOCKHOLDERS OF

SINCLAIR BROADCAST GROUP, INC.

June 9, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, 2021 annual report to stockholders and proxy card are available at http://www.astproxyportal.com/ast/26141/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930303000000000000 1 060922

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES ON PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of nine directors for a term expiring in 2023 as set forth in the proxy statement

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given with respect to a proposal, this proxy will be voted as recommended by the Board of Directors as disclosed in the proxy statement.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

SINCLAIR BROADCAST GROUP, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING ON JUNE 9, 2022

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES ON PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4.

The undersigned hereby authorizes and directs Massachusets Mutual Life Insurance Company, as trustee (the "Trustee") of the Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan, to vote as proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of Sinclair Broadcast Group, Inc. (the "Company") to be held on June 9, 2022 at the Company's corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m. local time, and at any adjournment or postponement thereof, all shares of common stock of the Company allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the Trustee's discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. However, as discussed within the Proxy Statement, due to the circumstances surrounding the COVID-19 pandemic, we are strongly encouraging all stockholders to access the Annual Meeting of Stockholders of the Company via the live teleconference or webcast, rather than attend the meeting in person. To listen to the teleconference or webcast of the Annual Meeting of Stockholders of the Company, stockholders may either login via the internet at https://www.webcaster4.com/Webcast/Page/2063/45013 or call 888-506-0062 for toll free access or 973-528-0011 for international access and reference participant access code 874241. Those planning to listen to the livestream should connect to the teleconference or webcast at least 10 minutes prior to the start of the meeting. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement for the Annual Meeting on June 9, 2022.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED BY THE TRUSTEE IN ITS SOLE DISCRETION IN THE BEST INTEREST OF THE PLAN PARTICIPANTS AND BENEFICIARIES.

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Not valid unless dated and signed on the reverse side)

COMMENTS:

1.1

ANNUAL MEETING OF STOCKHOLDERS OF

SINCLAIR BROADCAST GROUP, INC.

June 9, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, 2021 annual report to stockholders and proxy card are available at http://www.astproxyportal.com/ast/26141/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930303000000000000 1   060922

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES ON PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of nine directors for a term expiring in 2023 as set forth in the proxy statement

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given with respect to a proposal, this proxy will be voted as recommended by the Board of Directors as disclosed in the proxy statement.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

SINCLAIR BROADCAST GROUP, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING ON JUNE 9, 2022
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES ON PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND “FOR” PROPOSAL 4.

The undersigned hereby appoints David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Sinclair Broadcast Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 9, 2022 at the Company's corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m. local time, and at any adjournment or postponements thereof. However, as discussed within the Proxy Statement, due to the circumstances surrounding the COVID-19 pandemic, we are strongly encouraging all stockholders to access the Annual Meeting of Stockholders of the Company via the live teleconference or webcast, rather than attend the meeting in person. To listen to the teleconference or webcast of the Annual Meeting of Stockholders of the Company, stockholders may either login via the internet at https://www.webcaster4.com/Webcast/Page/2063/45013, or call 888-506-0062 for toll free access or 973-528-0011 for international access and reference participant access code 874241. Those planning to listen to the livestream should connect to the teleconference or webcast at least 10 minutes prior to the start of the meeting.

(Not valid unless dated and signed on the reverse side)

COMMENTS:

1.1

ANNUAL MEETING OF STOCKHOLDERS OF

SINCLAIR BROADCAST GROUP, INC.

June 9, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, 2021 annual report to stockholders and proxy card are available at http://www.astproxyportal.com/ast/26141/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20930303000000000000 1 060922

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES ON PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of nine directors for a term expiring in 2023 as set forth in the proxy statement

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given with respect to a proposal, this proxy will be voted as recommended by the Board of Directors as disclosed in the proxy statement.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____ Date: ____ Signature of Stockholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.